As filed with the United States Securities and Exchange Commission on December 4, 2017
Registration Statement No. 333‑
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S‑3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Daktronics, Inc.
(Exact name of registrant as specified in its charter)

South Dakota	46-0306862
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

201 Daktronics Drive
Brookings, South Dakota 57006
(605) 692-0200
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Sheila M. Anderson
Chief Financial Officer
Daktronics, Inc.
201 Daktronics Drive
Brookings, South Dakota 57006
(605) 692-0200
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copy to:

Michele D. Vaillancourt
Winthrop & Weinstine, P.A.
Capella Tower, Suite 3500
225 South Sixth Street
Minneapolis, Minnesota 55402-4629
(612) 604-6400

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non‑accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b‑2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒

Non‑accelerated filer ☐ (Do not check if smaller reporting company)	Smaller reporting company ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be registered	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price(2)	Amount of the registration fee(3)
Common Stock, no par value	238,946	$10.76	$2,571,059	$321.00
(1) Based upon the highest price, excluding interest, to be payable per share in connection with the rescission offer covered by this registration statement. The price per share will range from $8.81 to $10.76 per share, depending on the price originally paid by the offeree.
(2) Aggregate purchase price, excluding interest, estimated to be paid if the rescission offer covered by this registration is accepted in full.
(3) Calculated pursuant to Rule 457(j) on the basis of the proposed maximum offering price described in footnote (2).

Subject to completion, dated December 4, 2017
PRELIMINARY PROSPECTUS

Daktronics, Inc.
238,946 Shares of Common Stock
Acquired Under the Daktronics, Inc.
401(k) Plan
Rescission Offer
Under the terms and conditions described in this prospectus, we are offering to rescind (the “Rescission Offer”) the previous purchase of shares of Daktronics, Inc. common stock, no par value, by persons who acquired an interest in such shares as part of the units (the “Units”) issued through the Daktronics, Inc. 401(k) Plan (the “Plan”) from December 1, 2016 through November 30, 2017 (the “Purchase Period”). A Plan participant’s investment in our common stock is made through the purchase of Units in the Daktronics Stock Fund. Each Unit represents an interest in shares of our common stock plus a varying amount of short-term liquid investments.
The Rescission Offer applies to shares of our common stock included in Units purchased during the Purchase Period pursuant to the Plan at prices ranging from $6.45 per Unit to $7.87 per Unit.
If you purchased Units pursuant to the Plan during the Purchase Period and accept the Rescission Offer, you will receive:

•
For such Units you have sold at a loss, an amount equal to the excess of the amount that you paid for the Units over the proceeds from your sale of the Units, less any dividends paid by us with respect to the shares of our common stock included in the Units, plus interest on the amount you paid for the Units from (but excluding) the date of purchase through the date of sale and on the loss realized from the sale of the Units from (but excluding) the date of sale through the date that payment is made by us.

•
For such Units you now hold, upon your tender of such Units to us by accepting the Rescission Offer, the aggregate amount that you paid for the Units, less any dividends paid by us with respect to the shares of our common stock included in the Units, plus interest from (but excluding) the date of the purchase through the date that payment is made by us. However, we will not repurchase Units if the aggregate amount that you paid for the Units, less any such dividends, plus interest, would be less than the value of the Units on the Expiration Date (defined below).

If you purchased Units pursuant to the Plan during the Purchase Period and have rolled over or taken a distribution (or will roll over or take a distribution) from the Plan in the form of shares of our common stock at any time during or after the Purchase Period but before the Expiration Date and you accept the Rescission Offer, you will receive:

•
For such shares you have sold at a loss, an amount equal to the difference between the value of the shares included in the Units at the time such Units were acquired during the Purchase Period (the “original share value”) and the sales price of those shares (as set forth on a broker’s confirmation, monthly statement or other form of proof of loss acceptable to us), less any dividends paid by us with respect to such shares, plus interest on the amount of the original share value from (but excluding) the date of purchase of the Units through the date of sale and on the loss realized from the sale of the shares from (but excluding) the date of sale through the date that payment is made by us.

•
For such shares you now hold, upon your tender of such shares to us by accepting the Rescission Offer, an amount equal to the original share value of the shares, less any dividends paid by us with respect to such shares, plus interest from (but excluding) the date of purchase of the Units through the date that payment is made by us. However, we will not repurchase such shares if their original share value, less any such dividends, plus interest, would be less than the fair market value of such shares on the Expiration Date.

If you rolled over or took a distribution from the Plan in the form of shares of our common stock during the Purchase Period with respect to Units acquired before the Purchase Period and you accept the Rescission Offer, you will receive:

•
For such shares you have sold at a loss, an amount equal to the difference between the purchase price of those shares on the date of the rollover or distribution (the “original purchase price”) and the sales price of those shares (as set forth on a broker’s confirmation, monthly statement or other form of proof of loss acceptable to us), less any dividends paid by us with respect to such shares, plus interest on the amount of the original purchase price from (but excluding) the date the shares were rolled over or distributed to you through the date of sale and on the loss realized from the sale of the shares from (but excluding) the date of sale through the date that payment is made by us.

•
For such shares you now hold, upon your tender of such shares to us by accepting the Rescission Offer, an amount equal to the original purchase price of those shares, less any dividends paid by us with respect to such shares, plus interest from (but excluding) the date the shares were rolled over or distributed to you through the date that payment is made by us. However, we will not repurchase such shares if the original purchase price paid, less any such dividends, plus interest, would be less than the fair market value of such shares on the Expiration Date.

The Rescission Offer will expire at 4:00 p.m., Central Time, on __________, 2018 (the “Expiration Date”). Please contact Daktronics Benefits with any questions regarding the Rescission Offer by calling 1-605-692-0200, Monday through Friday (except holidays), between the hours of 8:00 a.m. and 4:30 p.m., Central Time, or by emailing Benefits@Daktronics.com.
Our common stock is listed on the Nasdaq Global Select Market under the symbol “DAKT.” The last reported sale price of our common stock (as reported on the Nasdaq Global Select Market) on __________, 201_ was $_____ per share. The value of a Unit on that date was $_____. You should obtain trading prices for our common stock before deciding whether or not to accept the Rescission Offer.
Our principal executive offices are located at 201 Daktronics Drive, Brookings, South Dakota 57006. Our telephone number is (605) 692-0200.
You may elect to accept the Rescission Offer by submitting a Rescission Offer Acceptance Form to Daktronics Benefits on or before the Expiration Date as set forth in this prospectus and in accordance with the instructions set forth in the Rescission Offer Acceptance Form. You do not need to take any action to reject the Rescission Offer. If you fail to return a legible, properly completed and signed Rescission Offer Acceptance Form by the deadline on the Expiration Date, you will be deemed by us to have rejected the Rescission Offer. Acceptance or rejection of the Rescission Offer may prevent you from maintaining any action against us based on a claim that we failed to register shares of our common stock included in the Units purchased pursuant to the Plan during the Purchase Period. In any event, any such claim may be barred by applicable statutes of limitations. See “Risk Factors - Your right of rescission, if any, under federal and state law may not survive if you affirmatively reject or fail to accept the Rescission Offer.”
Investing in Units, and in the shares of our common stock included therein, involves risks. See “Risk Factors” beginning on page 15 of this prospectus.
The shares of our common stock included in the Units and subject to the Rescission Offer may not have been properly registered under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission for offer and sale to participants under the Plan because we discovered that we inadvertently sold shares of our common stock to participants under the Plan in excess of the number of shares of our common stock registered under the Securities Act for offer and sale to participants under the Plan. The sale of these shares have now been registered by means of the registration statement of which this prospectus is a part. Accordingly, whether or not you accept this Rescission Offer, sales of shares of our common stock subject to this Rescission Offer are now properly registered under the Securities Act effective as of the date of this prospectus. We have not retained an underwriter in connection with this Rescission Offer.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is _____________________

Appendices
Appendix A - Rescission Offer Acceptance Form
Appendix B - Rescission Offer Withdrawal Form
Appendix C - Qualified Default Investment Alternative (QDIA) Notice

ABOUT THIS PROSPECTUS

You should read this prospectus and the documents incorporated by reference in this prospectus, and you should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with additional or different information. If anyone provides you with additional or different information, you should not rely on it. We take no responsibility for information others may give to you. We are not making an offer to sell or purchase nor are we soliciting an offer to buy or sell these securities in any jurisdiction where such offer, solicitation or sale is not permitted. You should assume that the information contained in this prospectus is accurate only as of its date, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.
Unless otherwise stated or the context otherwise requires, references in this prospectus to “Daktronics,” “Company,” “we,” “us,” and “our” or similar terms refer to Daktronics, Inc. and its subsidiaries.

FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 (the “1995 Act”) provides a “safe harbor” to encourage companies to provide prospective information if those statements are identified as forward-looking statements and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those included in the forward-looking statements. Certain information contained in this prospectus or incorporated by reference in this prospectus, or in any other written or oral statements made by us in communications with the financial community or contained in documents that we file with the Securities and Exchange Commission (the “SEC”), may be considered to be forward-looking statements within the meaning of the 1995 Act. Forward-looking statements speak only as of the date made. We undertake no obligation to update these statements. These statements may involve risks, uncertainties and assumptions. The statements contained or incorporated by reference in this prospectus that are not purely historical are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21B of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including statements regarding our expectations, beliefs, intentions and strategies for the future. These statements appear in a number of places in and incorporated by reference in this prospectus and include all statements that are not historical statements of fact regarding the intent, belief or current expectations with respect to, among other things: (i.) our competition; (ii.) our financing plans; (iii.) trends affecting our financial condition or results of operations; (iv.) our growth strategy and operating strategy; (v.) the declaration and payment of dividends; (vi.) the timing and magnitude of future contracts; (vii.) parts shortages and lead times; (viii.) fluctuations in margins; (ix.) the seasonality of our business; (x.) the introduction of new products and technology; (xi.) the amount and frequency of warranty claims; and (xii.) the timing and magnitude of any acquisitions or dispositions. The words “may,” “would,” “could,” “should,” “will,” “expect,” “estimate,” “anticipate,” “believe,” “intend,” “plans” and similar expressions and variations thereof are intended to identify forward-looking statements. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risk and uncertainties, many of which are beyond our ability to control, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors discussed herein, including those discussed in the section of our Annual Report on Form 10-K for the fiscal year ended April 29, 2017 entitled “Item 1A. Risk Factors” and “Item 7. Management’s Discussion and

Analysis of Financial Condition and Results of Operations,” and those factors discussed in detail in our other filings with the SEC.

QUESTIONS AND ANSWERS ABOUT THE RESCISSION OFFER

The following questions and answers are intended to briefly address some commonly asked questions regarding our offer to rescind (the “Rescission Offer”) the previous purchase of our shares of common stock, no par value, included in the Units (the “Units”) purchased through the Daktronics, Inc. 401(k) Plan (the “Plan”) from December 1, 2016 through November 30, 2017 (the “Purchase Period”). These questions and answers do not address all questions that may be important to you as a participant in the Plan who acquired Units during the Purchase Period. Please refer to the section under the heading “The Rescission Offer” beginning on page 19 and the more detailed information contained elsewhere in this prospectus and the documents incorporated by reference into this prospectus, which you should read carefully.

Q:	Why are you making the Rescission Offer?

A:
Plan participants can purchase Units, which include indirect interests in Daktronics common stock, through the Plan. Units can be purchased by participants through, for example, participant salary deferrals, rollover contributions, loan repayments, transfers between intraplan investments and Company matching contributions. The trustee of the Plan, Wells Fargo Bank, N.A. (“Wells Fargo”), holds the Plan’s shares of Daktronics common stock in the Daktronics Stock Fund, and Plan participants who invest in Units have an indirect interest in those shares through their Unit investment. Although the shares of common stock included in the Units sold to the Plan participants are purchased in the open market and are held by Wells Fargo as the Plan’s trustee on behalf of the Plan participants, the Securities and Exchange Commission (the “SEC”) takes the position that the participants’ investments in Units are investments in the shares of Daktronics common stock and that we are required to register the deemed sale of these shares to participants in the Plan with the SEC. During the second quarter of fiscal 2018, we discovered that we inadvertently sold shares of our common stock to participants under the Plan in excess of the number of shares of our common stock registered with the SEC on our Form S-8 registration statement for sale to participants under the Plan.

On December 1, 2017, we filed a registration statement on Form S-8 registering the potential sale of an additional 6,000,000 shares of our common stock included in our Units sold through the Plan. In addition, we are making the Rescission Offer with respect to 238,946 unregistered shares of our common stock included in Units sold pursuant to the Plan during the Purchase Period. We are making the Rescission Offer to ensure compliance with the Securities Act and to limit any contingent liability we may have as a result of possible noncompliance with applicable federal registration requirements in connection with the purchase of Units by participants in the Plan. Generally, the statute of limitations period applicable to potential claims for rescission under the Securities Act is one year, but in no event later than three years after the security was bona fide offered to the public. Accordingly, in determining the beginning and end of the Purchase Period, we selected a date after which no unregistered sales of Units were made under the Plan as the ending date of the Purchase Period, and a date that is 12 months earlier as the beginning date of the Purchase Period.
Only current or former Plan participants who acquired Units under the Plan during the Purchase Period are eligible to participate in the Rescission Offer. Non‑employee members of our Board of Directors are not eligible to participate in the Plan and therefore are not eligible to participate in the Rescission Offer. Our current executive officers who purchased Units pursuant to the Plan during the Purchase Period have informed us that they do not intend to participate in the Rescission Offer.

Q:	When does the Rescission Offer expire?

A:	The Rescission Offer expires at 4:00 p.m., Central Time, on __________, 2018 (the “Expiration Date”).

Q:	What will I receive if I accept the Rescission Offer?

A:	The answer to this question depends on whether you still hold the Units that you purchased pursuant to the Plan during the Purchase Period as of the Expiration Date:

•
If you have sold such Units in the Plan at a loss, we will pay you an amount equal to the excess of the amount you paid for such Units over the proceeds from the sale of the Units, less any dividends paid by us with respect to the shares of our common stock included in the Units, plus interest at the rate of 1.0% per year. Interest will be paid on the amount you originally paid for the Units during the period from the date of your purchase of the Units through the date of your sale of the Units and on the loss you realized from your sale of the Units from (but excluding) the date of your sale through the date that payment is made by us.

•
If you now hold Units in the Plan, we will repurchase such Units for the aggregate amount that you paid for such Units, less any dividends paid by us with respect to the shares of our common stock included in the Units, plus interest at the rate of 1.0% per year. However, we will not purchase your Units if the aggregate amount you paid for the Units, less earnings from any dividends, plus interest, is less than the value of the Units as of the Expiration Date because purchasing such Units would not be economically beneficial to you in that case.

Q:	What if I rolled over or took a distribution of shares of Daktronics common stock from the Plan?

A:
If you purchased Units pursuant to the Plan during the Purchase Period and have rolled over or taken a distribution (or will roll over or take a distribution) from the Plan in the form of shares of our common stock at any time during or after the Purchase Period but before the Expiration Date and you accept the Rescission Offer, the answer to this question depends on whether you still hold such shares of Daktronics common stock as of the Expiration Date:

•
If you have sold such shares at a loss, we will pay you an amount equal to the difference between the original share value and the sales price of those shares (as set forth on a broker’s confirmation, monthly statement or other form of proof of loss acceptable to us), less any dividends paid by us with respect to such shares, plus interest at the rate of 1.0% per year. Interest will be paid on the amount of the original share value from (but excluding) the date of purchase of the Units through the date of sale and on the loss realized from the sale of the shares from (but excluding) the date of sale through the date that payment is made by us.

•
If you now hold such shares, we will repurchase those shares for an amount equal to the original share value of such shares, less any dividends paid by us with respect to such shares, plus interest at the rate of 1.0% per year. Interest will be paid from (but excluding) the date of purchase of the Units through the date that payment is made by us. However, we will not repurchase such shares if their original share value, less any such dividends, plus interest, would be less than the fair market value of such shares on the Expiration Date because purchasing such shares would not be economically beneficial to you. The repurchase will be made only upon our receipt of either the electronic transfer of your shares or your original stock certificate. If such certificate has been mutilated, lost, destroyed or stolen, you should promptly notify Wells Fargo Shareholder Services, which is the Company’s transfer agent, at 1-800-468-9716, Monday through Friday (except holidays), between the hours of 7:00 a.m. and 7:00 p.m., Central Time. You will then be directed as to the steps that must be taken in order to replace the certificate.

If you rolled over or took a distribution from the Plan in the form of shares of our common stock during the Purchase Period with respect to Units acquired before the Purchase Period and you accept the Rescission Offer, again the answer to this question depends on whether you still hold such shares of Daktronics common stock as of the Expiration Date:

•
If you have sold such shares at a loss, we will pay you an amount equal to the difference between the original purchase price and the sales price of those shares (as set forth on a broker’s confirmation, monthly statement or other form of proof of loss acceptable to us), less any dividends paid by us with respect to such shares, plus interest at the rate of 1.0% per year. Interest will be paid from (but excluding) the date the shares were rolled over or distributed to you through the date of sale and on the loss realized from the sale of the shares from (but excluding) the date of sale through the date that payment is made by us. Any such payments will be made only after you have delivered proof of the sale of your shares at a loss.

•
If you still hold such shares, we will repurchase those shares at their original purchase price on the date of the rollover or distribution, less any dividends paid by us with respect to such shares, plus interest at the rate of 1.0% per year. Interest will be paid on the original purchase price for your shares from (but excluding) the date the shares were rolled over or distributed to you through the date that payment is made by us. However, we will not repurchase your shares if the price you paid for the shares, less any such dividends, plus interest, would be less than the fair market value of our common stock on the Expiration Date. The repurchase will be made only upon our receipt of either electronic transfer of your shares or of your original stock certificate. If such certificate has been mutilated, lost, destroyed or stolen, you should promptly notify Wells Fargo Shareholder Services, which is the Company’s transfer agent, at 1-800-468-9716, Monday through Friday (except holidays), between the hours of 7:00 a.m. and 7:00 p.m., Central Time. You will then be directed as to the steps that must be taken in order to replace the certificate.

Q:	When and how will I receive payment if I properly accept the Rescission Offer?

A:
If Daktronics receives a legible, properly completed and signed Rescission Offer Acceptance Form and any other required documents from you on or before 4:00 p.m., Central Time, on the Expiration Date, and Daktronics determines that you are eligible to accept the Rescission Offer, Daktronics expects that you will receive payment on or before __________, 2018.

•
If you still have a Plan account, whether or not you are an active employee of Daktronics, all proceeds to which you are entitled by accepting the Rescission Offer will be credited to your Plan account and invested in accordance with your current deferral investment election as an earnings election. You may exchange the proceeds invested in accordance with your deferral investment election into other investment funds available under the Plan in accordance with the Plan’s normal procedures.

•
If you do not have current investment elections on file, all proceeds to which you are entitled by accepting the Rescission Offer will be credited to your Plan account and invested in the Wells Fargo Target CIT Fund that corresponds to your date of birth as indicated by the chart set forth in attached Appendix C (the “Wells Fargo CIT Fund”).

•
If you do not have a Plan account, a Plan account will be established for you, and all proceeds to which you are entitled by accepting the Rescission Offer will be credited to your Plan account and invested in the Wells Fargo Target CIT Fund. Distributions will be managed in accordance with the terms of the Plan. To make a distribution election, contact Daktronics Benefits at 1-605-692-0200 or at Benefits@Daktronics.com.

Daktronics strongly encourages you to review the Summary Plan Description for the Plan, which contains additional information on elections and the distribution of account balances. To obtain a copy of the Summary Plan Description for the Plan, contact Daktronics Benefits at 1-605-692-0200 or at Benefits@Daktronics.com. No payments in connection with the Rescission Offer will be made to you directly, but will instead be made to your account under the Plan. The payment of proceeds directly to you may result in adverse tax consequences. See “Material U.S. Federal Income Tax Consequences.” If you have questions about the Rescission Offer, you may contact Daktronics Benefits by calling 1-605-692-0200 or by emailing Benefits@Daktronics.com.

Q:	What interest rate will be used in calculating any amounts owed to me?

A:	We will use an annual interest rate of 1.0%, which is calculated on the basis of the average daily six-month and 12-month Treasury yields in effect at any time during the Purchase Period.

Q:	What effect do dividends paid on Daktronics common stock during the Purchase Period have on the value of my Units?

A:
Cash dividends paid by us with respect to shares of our common stock included in the Units purchased through the Plan during the Purchase Period are credited to the Daktronics Stock Fund and result in an equivalent increase in the value to the holders of Units.

During the Purchase Period, we paid a cash dividend of $0.28 per share to holders of record of our common stock. In addition, on November 30, 2017, our Board of Directors declared a cash dividend of $0.07 per share payable on December 21, 2017 to holders of record on December 11, 2017. The amount and timing of future dividends are determined by our Board of Directors in its sole discretion.

Q:	Does it matter whether I purchased the Units pursuant to the Plan through salary deferrals, rollover contributions, loan repayments, company contributions or transfers between investment funds?

A:	No. All purchases of Units made pursuant to the Plan during the Purchase Period will be included when determining whether you are eligible to accept the Rescission Offer.

Q:	Am I required to accept the Rescission Offer?

A:
No. You are not required to accept the Rescission Offer. Your decision to accept or reject the Rescission Offer is completely voluntary and should be based on your assessment as to whether or not doing so would be economically beneficial to you. If you are an employee of Daktronics, your acceptance or rejection of the Rescission Offer will not have any bearing or effect on your employment status.

Q:	Should I accept the Rescission Offer?

A:	You must make your own decision whether to accept the Rescission Offer. In general, it may be economically beneficial to you to accept the Rescission Offer if:

•	you sold Units that you purchased during the Purchase Period for a price that was less than what you paid for them; or

•
you now hold Units that you purchased during the Purchase Period that on the Expiration Date are worth less than the Rescission Offer price for such Units (that is, the price that you paid for the Units, less any dividends, plus interest).

However, in making your decision whether to accept the Rescission Offer, you should consider all relevant factors in light of your particular circumstances, including the potential tax consequences of accepting the Rescission Offer (see “Material U.S. Federal Income Tax Consequences” below) and, if you now hold Units that you purchased pursuant to the Plan during the Purchase Period, the possibility that the value of such Units may increase or decrease after the Expiration Date. See “Risk Factors.”
However, you should note that under the terms of the Rescission Offer, we will not repurchase or make payments relating to any Units unless our records indicate that (1) you sold Units that you purchased during the Purchase Period for a price that was less than what you paid for them and/or (2) you now hold Units that you purchased during the Purchase Period and that on the Expiration Date are worth less than the Rescission Offer price for the Units (that is, the price that you paid for the Units, less any dividends paid by us with respect to the shares of our common stock included in the Units, plus interest). If you are unsure whether you sold Units at a loss or are unsure whether Units you continue to hold are likely to have a value on the Expiration Date that is less than the Rescission Offer price, you may accept the Rescission Offer by signing and returning the Rescission Offer Acceptance Form that accompanies this prospectus, and we will determine whether the criteria described above for repurchasing or making payment for your Units are satisfied. Unless these criteria are satisfied, we will not repurchase or make payment for your Units pursuant to the Rescission Offer. The Rescission Offer price is explained in more detail in the answer to the third question above, “What will I receive if I accept the Rescission Offer?”
In applying these criteria, we will use a “first-in, first-out,” or “FIFO,” principle in determining whether Units were sold at a loss and whether you now hold Units eligible for repurchase pursuant to the Rescission Offer. An example calculation using the FIFO principle is included with the Rescission Offer Acceptance Form that accompanies this prospectus.
WE URGE YOU TO REVIEW THIS PROSPECTUS CAREFULLY BEFORE DECIDING WHETHER OR NOT TO ACCEPT THE RESCISSION OFFER.
If you have questions about the Rescission Offer acceptance process, you can contact Daktronics Benefits by calling 1-605-692-0200, Monday through Friday (except holidays), between the hours of 8:00 a.m. and 4:30 p.m., Central Time, or by emailing Benefits@Daktronics.com.

Q:	Will there be any restrictions on the future transfer of shares included in my Units if I do not accept the Rescission Offer?

A:
The sale of the shares of common stock included in Units that are the subject of this Rescission Offer have now been registered under the Securities Act by virtue of the registration statement of which this prospectus is a part. We believe that these shares may be sold by Plan participants in the ordinary course, subject to restrictions on trading that may be applicable from time to time (for example, Daktronics’ customary “blackout” periods for persons identified as “insiders” of Daktronics).

All other applicable general restrictions on the future sale of Daktronics common stock under the Plan may still apply. See “Will the Rescission Offer affect my ability to direct transactions in my Plan account?” in this section, “Notice of Blackout Period” and “The Rescission Offer - The Plan” for more information. Note that the Plan may be amended at any time, and any investment option offered under the Plan, including but not limited to Daktronics common stock, may be closed to new investments and/or eliminated as an available investment option.

Q:	Where can I find information about my purchases and sales of Units?

A:
Detailed information about your purchases of Units during the Purchase Period and any subsequent sales of such Units is available to you through your online account at www.wellsfargo.com. You can access your online account through www.wellsfargo.com using your username and password and view your Daktronics common stock “Transaction History” using December 1, 2016 to November 30, 2017 to identify your transactions. If you need further assistance with accessing your account, or if you do not have access to your online account, you may call Wells Fargo at 1-800-728-3123.

If your transaction history indicates that you sold Units at a loss, acceptance of the Rescission Offer may be economically beneficial to you. The historical transaction information available to you through your online account can also assist you in determining whether you should accept the Rescission Offer if you now hold Units that you bought during the Purchase Period. If you believe the value of your Units on the Expiration Date (taking into account the current market value of Daktronics common stock) will be less than the aggregate amount that you paid for the Units during the Purchase Period, less any dividends paid by us with respect to the shares of our common stock included in the Units, plus interest, acceptance of the Rescission Offer may be economically beneficial to you. The value of a Unit in the Daktronics Stock Fund as of ___________, 201_ was $___. To obtain the current value of a Unit during the period that the Rescission Offer is open and before the Expiration Date, you can access your online account by following the procedures described above.

Q:	Will the Rescission Offer affect my ability to direct transactions in my Plan account?

A:
Yes. In order to ensure smooth processing of the Rescission Offer, all transactions related to the Daktronics Stock Fund in your Plan account will be temporarily suspended for a period of time beginning shortly before the expiration of the Rescission Offer, whether or not you accept the Rescission Offer and whether or not we make a payment to you in the Rescission Offer. During this time, if you have elected to accept the Rescission Offer, we will determine whether you are eligible to accept the Rescission Offer and, if so, we will credit your Plan account with any amounts due under the Rescission Offer. This temporary suspension is called a “blackout period.” As a result, you will be subject to the risk that, due to events in the securities markets, the value of your Plan account could significantly decline during this period, and you would not be able to transfer funds out of the Daktronics Stock Fund to avoid this result.
The blackout period will begin at 4:00 p.m., Central Time, on __________, 2018 and, if you accept the Rescission Offer, will end on the date that the proceeds from the Rescission Offer are credited to your Plan account, which we expect to occur on or before __________, 2018. You will be notified if the blackout period is extended past such date. If you do not accept the Rescission Offer, the blackout period is expected to end on or before _________, 2018. The blackout period will be shorter if you do not accept the Rescission Offer or if you are not eligible to accept the Rescission Offer because we will not need to process any transactions in your Plan account. For more information about the blackout period, see “Notice of Blackout Period.”

Q:	What is the effect of the Rescission Offer on my ability to assert claims?

A:
The rights remaining to the recipients of a rescission offer are not clearly delineated under applicable federal or state securities laws. The staff of the SEC takes the position that a person’s federal right of rescission may survive a rescission offer.

For a more detailed description of the effect of the Rescission Offer on any applicable federal securities law claims, see “Risk Factors - The Rescission Offer may not bar claims relating to our possible non‑compliance with securities laws, and we may continue to be contingently liable for rescission or damages in an indeterminate amount” and “Risk Factors - Your right of rescission, if any, under federal and state law may not survive if you affirmatively reject or fail to accept the Rescission Offer.”

Q:	May I accept the Rescission Offer in part?

A:
No. If you accept the Rescission Offer, then you must accept it for all Units that were purchased during the Purchase Period that you still hold, as well as all Units that you purchased during the Purchase Period that were sold at a loss. However, if you accept the Rescission Offer, we will repurchase only those Units that you purchased during the Purchase Period and you still hold if they have an aggregate value, as of the Expiration Date, that is less than the aggregate amount that you paid for the Units, less any dividends paid by us with respect to the shares of our common stock included in the Units, plus interest.

If you do not accept the Rescission Offer in full, you will be deemed to have rejected the Rescission Offer, and you will retain ownership of all of your Units you still hold through the Plan and will not receive any payment for the Units subject to the Rescission Offer.

Q:
What happens if I accept the Rescission Offer for Units purchased during the Purchase Period that I now hold in my Plan account but the amount I would receive for the Units is less than the value of the Units on the Expiration Date?

A:
If you submit a Rescission Offer Acceptance Form to Daktronics and currently own Units purchased during the Purchase Period, we will not repurchase those Units if the aggregate amount you paid for the Units, less any dividends paid by us with respect to the shares of our common stock included in the Units, plus interest, is less than the value of the Units as of the Expiration Date because it would not be economically beneficial to you. Accordingly, you will continue to hold those Units in your Plan account and, except as set forth in this prospectus, the Rescission Offer will not affect your ability to sell such Units.

Q:	What do I need to do now to accept the Rescission Offer?

A:
If you want to accept the Rescission Offer, you must complete, sign and date the Rescission Offer Acceptance Form which accompanies this prospectus (and a template of which is also included as Appendix A) and return it and any other required documents to us by mail or fax as described below so they are received by us on or before 4:00 p.m., Central Time, on ___________, 2018, which is the Expiration Date. To properly complete your Rescission Offer Acceptance Form, you must include your Daktronics five-digit employee number.

You may return your completed Rescission Offer Acceptance Form and any other required documents by ordinary, certified or registered mail or via overnight delivery or courier. Please send your materials to:
Daktronics, Inc.
Attention: Daktronics Benefits Rescission Offer
201 Daktronics Drive
P. O. Box 5128
Brookings, South Dakota 57006
Alternatively, you may fax your Rescission Offer Acceptance Form and any other required documents to 1-605-697-4297.
The Rescission Offer Acceptance Form must be legible. You should retain a copy of your completed Rescission Offer Acceptance Form for your personal records. If you decide to accept the Rescission Offer, we recommend that you return the Rescission Offer Acceptance Form and any other required documents sufficiently in advance of the Expiration Date to ensure their receipt by us by the deadline specified above. The method for returning the Rescission Offer Acceptance Form and any other required documents is at your option and risk, and delivery will be deemed made only when actually received by us at the address or fax number indicated above. If delivery is by mail, we recommend using registered mail with return receipt requested.
WE MUST RECEIVE YOUR LEGIBLE, SIGNED AND PROPERLY COMPLETED RESCISSION OFFER ACCEPTANCE FORM AND ANY OTHER REQUIRED DOCUMENTS ON OR BEFORE 4:00 P.M., CENTRAL TIME, ON _________, 2018, WHICH IS THE EXPIRATION DATE. OTHERWISE, YOU WILL BE DEEMED TO HAVE REJECTED THE RESCISSION OFFER.
WE WILL, IN OUR SOLE DISCRETION, DETERMINE WHETHER YOUR RESCISSION OFFER ACCEPTANCE FORM HAS BEEN PROPERLY COMPLETED AND TIMELY RECEIVED AND WHETHER YOU ARE ELIGIBLE TO ACCEPT THE RESCISSION OFFER.
If you previously directed and caused the rollover or distribution of your shares of Daktronics common stock from the Plan, in order to indicate your acceptance of the Rescission Offer, you must:

•
If you still hold such shares, affix a copy of your stock certificate to the Rescission Offer Acceptance Form or other evidence of your stock ownership acceptable to the Company. If we determine that you are eligible to participate in this Rescission Offer, we will request delivery of either electronic transfer of your shares or your original stock certificate;

•
IF WE REQUIRE RECEIPT OF YOUR ORIGINAL STOCK CERTIFICATE, ALL REGISTERED OWNERS MUST SIGN EITHER THE STOCK CERTIFICATE WITH MEDALLION SIGNATURE GUARANTEE OR A STOCK POWER WITH MEDALLION SIGNATURE GUARANTEE; and

•
If you have sold any such distributed shares at a loss during the Purchase Period, affix your proof of loss on the sale(s) of such shares to the Rescission Offer Acceptance Form (such proof of loss must be in a form acceptable to us, such as a broker’s confirmation or monthly statement).

If any stock certificate representing shares which you desire to tender to the Company for repurchase pursuant to the Rescission Offer has been mutilated, lost, destroyed or stolen, you should promptly notify Wells Fargo Shareholder Services, which is the Company’s transfer agent, at 1-800-468-9716, Monday through Friday (except holidays) between the hours of 7:00 a.m. and 7:00 p.m. Central Time. You will then be directed as to the steps that must be taken in order to replace the certificate. The Rescission Offer Acceptance Form and related documents cannot be processed until the procedures for replacing lost, mutilated, destroyed or stolen certificate(s) have been followed.
All determinations with respect to the Rescission Offer Acceptance Form and the Rescission Offer (including issues relating to the timeliness or effectiveness of any election) will be made by us, which determinations shall be final and binding.
Proceeds will be disbursed to your Plan account within 30 business days following the Expiration Date. If you do not have a Plan account, a Plan account will be established for you, and all proceeds to which you are entitled by accepting the Rescission Offer will be credited to your Plan account and invested in the Wells Fargo Target CIT Fund. You may confirm that the proceeds have been disbursed to your Plan account by viewing your online account history as described above in “- Where can I find information about my purchases and sales of Units?”
If you have any questions about accepting or rejecting the Rescission Offer, you may contact Daktronics Benefits by calling 1-605-692-0200, Monday through Friday (except holidays), between the hours of 8:00 a.m. and 4:30 p.m., Central Time, or by emailing Benefits@Daktronics.com.

Q:	What do I need to do now to reject the Rescission Offer?

A:	You do not need to take any action to reject the Rescission Offer.
If you have already accepted the Rescission Offer by returning a Rescission Offer Acceptance Form and now want to reject the Rescission Offer, see below, “- Can I change my election after I have submitted my signed Rescission Offer Acceptance Form?”

Q:	What happens if I fail to properly complete or deliver the Rescission Offer Acceptance Form or take any other required action in a timely manner?

A:
If you do not return a legible, signed and properly signed and completed Rescission Offer Acceptance Form and any other required documents to us on or before 4:00 p.m., Central Time, on ___________, 2018, which is the Expiration Date, you will be deemed to have rejected the Rescission Offer.

If you reject the Rescission Offer, you will not receive any payment with respect to the shares of our common stock included in the Units subject to the Rescission Offer, and the Units you hold in your Plan account will remain in your account. In addition, the sale to you of the shares included in the Units that you now own and that are subject to the Rescission Offer, for purposes of applicable federal securities law, was registered as of the date of this prospectus.

Q:	Can I change my election after I have submitted my signed Rescission Offer Acceptance Form?

A:	Yes. You can change your decision about accepting the Rescission Offer at any time before 4:00 p.m., Central Time, on __________, 2018, which is the Expiration Date.
If you decide to reject the Rescission Offer after you have already submitted a Rescission Offer Acceptance Form, you must properly complete, sign and date the Rescission Offer Withdrawal Form which accompanies this prospectus (and a template of which is also included as Appendix B) and deliver it so that it is received by us on or before 4:00 p.m., Central Time, on __________, 2018, which is the Expiration Date. To properly complete your Rescission Offer Withdrawal Form, you must include your Daktronics five-digit employee number.
You may return your completed Rescission Offer Withdrawal Form by ordinary, certified or registered mail or via overnight delivery or courier. Please send your materials to:
Daktronics, Inc.
Attention: Daktronics Benefits Rescission Offer
201 Daktronics Drive
P. O. Box 5128
Brookings, South Dakota 57006
Alternatively, you may fax your Rescission Offer Withdrawal Form to 1-605-697-4297.
The Rescission Offer Withdrawal Form must be legible. You should retain a copy of your completed Rescission Offer Withdrawal Form for your personal records. If you decide to revoke your previous acceptance of the Rescission Offer, we recommend that you return the Rescission Offer Withdrawal Form sufficiently in advance of the Expiration Date to ensure its receipt by us by the deadline specified above. The method for returning the Rescission Offer Withdrawal Form is at your option and risk, and delivery will be deemed made only when actually received by us at the address or fax number indicated above. If delivery is by mail, we recommend using registered mail with return receipt requested.
IF YOU HAVE PREVIOUSLY ACCEPTED THE RESCISSION OFFER AND YOU CHANGE YOUR ELECTION, WE MUST RECEIVE YOUR LEGIBLE, SIGNED AND PROPERLY COMPLETED RESCISSION OFFER WITHDRAWAL FORM ON OR BEFORE 4:00 P.M., CENTRAL TIME, ON ___________, 2018, WHICH IS THE EXPIRATION DATE. OTHERWISE, YOU WILL BE DEEMED TO HAVE ACCEPTED THE RESCISSION OFFER PURSUANT TO YOUR ELECTION ON THE LAST EFFECTIVE RESCISSION OFFER ACCEPTANCE FORM THAT YOU SUBMITTED.
WE WILL, IN OUR SOLE DISCRETION, DETERMINE WHETHER YOUR RESCISSION OFFER WITHDRAWAL FORM HAS BEEN PROPERLY COMPLETED AND TIMELY

RECEIVED AND WHETHER YOU ARE ELIGIBLE TO WITHDRAW YOUR ACCEPTANCE OF THE RESCISSION OFFER.
All determinations with respect to the Rescission Offer Withdrawal Form and the Rescission Offer (including issues relating to the timeliness or effectiveness of any election) will be made by us, which determinations shall be final and binding.

Q:	Does the Rescission Offer affect any loan repayments I am currently making to the Plan?

A:	If you have an outstanding loan from the Plan, the amount that you are required to repay and the repayment schedule will not change as a result of your acceptance or rejection of the Rescission Offer.

Q:	Does the Rescission Offer affect any new loan or distribution request I might make?

A:
Yes. Any, requests for a new loan or a distribution, including a hardship withdrawal, that is made during the blackout period which will be derived in whole or in part out of the Daktronics Stock Fund will not be processed and must be resubmitted after the blackout period ends. See “Notice of Blackout Period.”

Q:	Does the Rescission Offer affect my ability to invest in Daktronics common stock through the Plan in the future?

A:	No. The Rescission Offer will not affect your ability to invest in Daktronics common stock through the Plan in the future.

Q:
Other than prohibiting transfers out of the Daktronics Stock Fund and not processing requests for a loan, withdrawal, distribution, including a hardship withdrawal, are there any other new restrictions on my right to exercise control over my Plan account during the blackout period?

A:	No.

Q:	How will the Rescission Offer be funded?

A:
The Rescission Offer will be funded from Daktronics, Inc.’s existing cash balance. Even if all persons eligible to participate in the Rescission Offer accept our offer to the full extent, we do not expect that this Rescission Offer would have a material impact on our results of operations, financial condition or liquidity.

Q:	Who can help answer my questions?

A:
If you have questions about the Rescission Offer, you may contact Daktronics Benefits by calling 1-605-692-0200, Monday through Friday (except holidays), between the hours of 8:00 a.m. and 4:30 p.m., Central Time, or by emailing Beneftis@Daktronics.com.

RISK FACTORS

An investment in our common stock through the Units involves risks. In deciding whether to accept or reject the Rescission Offer, you should consider all of the information we have included or incorporated by reference in this prospectus. In particular, you should carefully consider the following risk factors relating to the Rescission Offer in addition to the risks identified in “Forward-Looking Statements” above and the risks identified in the sections of our Annual Report on Form 10-K for the fiscal year ended April 29, 2017 entitled “Item 1A. Risk Factors” and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” and those factors discussed in detail in our other filings with the SEC. Please see “Where You Can Find More Information.”
The Rescission Offer may not bar claims relating to our possible non‑compliance with securities laws, and we may continue to be contingently liable for rescission or damages in an indeterminate amount.
It is not certain that the Rescission Offer will have the effect of barring claims relating to our possible non‑compliance with applicable federal securities laws. If a person accepts the Rescission Offer, we believe our potential liability to that person will be eliminated. If a person rejects or fails to respond to the Rescission Offer, we may continue to be contingently liable for rescission or damages, which could result in an adverse effect on our results of operations and financial condition. In addition, the Rescission Offer will not prevent regulators from pursuing enforcement actions or imposing penalties and fines against us with respect to any potential violations of securities laws. In any event, we do not expect the Rescission Offer to have a material impact on our results of operations, financial condition or liquidity.
Your right of rescission, if any, under federal and state law may not survive if you affirmatively reject or fail to accept the Rescission Offer.
The rights remaining to the recipients of a rescission offer are not clearly delineated under applicable federal or state securities laws. If you affirmatively reject or fail to accept the Rescission Offer, it is unclear whether your federal right of rescission, if any, will be preserved. The staff of the SEC takes the position that a person’s federal right of rescission may survive a rescission offer. However, the few federal courts that have addressed this issue in the past have suggested that, at least in certain circumstances, a person who rejects or fails to accept a rescission offer may be precluded from later seeking similar relief.
The Rescission Offer may also affect your right of rescission and your right to damages, if any, under state law. We believe that the sale of the shares of our common stock included in the Units that are the subject of the Rescission Offer was exempt from registration under state laws. Furthermore, we believe that the Rescission Offer is exempt from registration under the laws of such states and thus need not comply with the laws of such states regulating such offers. However, we do not make any representation as to the compliance of this Rescission Offer with applicable state law. Under most state laws, acceptance or rejection of rescission offers may preclude offerees from initiating an action against the rescission offeror in connection with the registration of securities that are the subject of the rescission offer. We may assert, among other defenses, in any litigation initiated by a person eligible to participate in the Rescission Offer who accepts or rejects (or is deemed to reject) the Rescission Offer that such person is legally barred from asserting such claims as a result of the Rescission Offer.
Generally, the statute of limitations for enforcement of federal statutory rights by a security holder is one year commencing on the date of the sale of the security sold in violation of the federal registration requirements, but in no event later than three years after the security was bona fide offered to the public. Statutes of limitations under state laws vary by state, with the limitation time period under many state statutes not typically beginning until the facts giving rise to a violation are known. Our Rescission Offer is not an admission that we did not comply with any federal and state registration or disclosure requirements nor is it a waiver by us of any applicable statute of limitations or any potential defense we may have. Determining when a statute of limitations expires under federal or state law can be a difficult issue, and you should consult with an attorney if you have any questions regarding how federal or state statutes of limitations may apply to any claims you have.
You will not be permitted to conduct any transactions in the Daktronics Stock Fund within your Plan account for a period of time following the Expiration Date.
Because you will not be permitted to conduct any transactions in the Daktronics Stock Fund during the blackout period commencing at 4:00 p.m., Central Time, on __________, 2018, you will be subject to the risk that due to events in the securities markets, the value of your Plan account could significantly decline during this period and you would not be able to make transfers out of the Daktronics Stock Fund to avoid or mitigate this result. In addition, any proceeds that you receive for the sale of Units in the Rescission Offer will not be deposited into your Plan account until after the Expiration Date. If you still have a Plan account, whether or not you are an active employee of Daktronics, these proceeds will be allocated to your Plan account and invested in accordance with your current deferral investment election as an earnings election. If you do not have current investment elections on file, these funds will be credited to your Plan account and invested in the Wells Fargo Target CIT Fund. If you do not have a Plan account, a Plan account will be established for you, and all proceeds to which you are entitled by accepting the Rescission Offer will be credited to your Plan account and invested in the Wells Fargo Target CIT Fund. Distributions will be managed in accordance with the terms of the Plan. In all cases, you will be subject to the risk that the purchase price of the applicable investment could increase in value before the reinvestment of proceeds in your Plan account, resulting in a higher unit cost for such investment. See “Notice of Blackout Period” below for additional information.
We cannot predict whether the amounts you would receive in the Rescission Offer for Units that you still own would be greater than the value of the Units.
Our common stock is traded on the Nasdaq Global Select Market under the symbol “DAKT.” The amount you would receive in the Rescission Offer is fixed and is not tied to the market value of our common stock on the Nasdaq Global Select Market at the time the Rescission Offer closes on 4:00 p.m., Central Time, on __________, 2018, which is the Expiration Date. However, eligibility for Units tendered in the Rescission Offer is tied to the market value of our common stock on the Expiration Date, and we will not accept your Rescission Offer Acceptance Form for Units you currently own if the original aggregate purchase price of such Units at the time of your acquisition under the Plan, less any dividends paid by us with respect to the shares of our common stock included in the Units, plus interest, is less than the value of the Units as of the Expiration Date because it would not be economically beneficial to you.
Even if accepting the Rescission Offer would be economically beneficial to you at the time of the Expiration Date (and therefore you are eligible to accept the Rescission Offer), we cannot anticipate subsequent market developments, whether at the time or after payment is made, and we cannot predict whether accepting the Rescission Offer would continue to be economically beneficial to you after the Expiration Date.
You need to consider certain U.S. Federal Income Tax consequences.
See “Material U.S. Federal Income Tax Considerations.”

OUR COMPANY

Daktronics, Inc. is the world's industry leader in designing and manufacturing electronic scoreboards, programmable display systems and large screen video displays for sporting, commercial and transportation applications. We serve our customers by providing the highest quality standard display products as well as custom-designed and integrated systems. We offer a complete line of products, from small scoreboards and electronic displays to large multimillion-dollar video display systems as well as related control, timing, and sound systems. We are recognized as a technical leader with the capabilities to design, market, manufacture, install and service complete integrated systems displaying real-time data, graphics, animation and video.
We were founded in 1968 by Drs. Aelred Kurtenbach and Duane Sander, professors of electrical engineering at South Dakota State University in Brookings, South Dakota. The Company began with the design and manufacture of electronic voting systems for state legislatures. In 1971, Daktronics developed the patented Matside® wrestling scoreboard, the first product in the Company's growing and evolving line. In 1994, Daktronics became a publicly-traded company, offering shares under the symbol DAKT on the NASDAQ National Market system. Today, Daktronics has grown from a small company operating out of a garage to the world leader in the display industry, with $586.5 million in net sales in fiscal 2017 and approximately 2,405 full-time employees and 304 part-time and temporary employees as of April 29, 2017.
Our principal executive offices are located at 201 Daktronics Drive, Brookings, South Dakota 57006. Our telephone number is (605) 692-0200.
If you would like to know more about us, see our documents incorporated by reference in this prospectus, as described under the heading “Where You Can Find More Information.”

THE RESCISSION OFFER

The Plan

The Plan is a qualified defined contribution plan under Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”). The purpose of the Plan is to provide a voluntary, systematic method for participants to save a specified percentage of the participants’ compensation for retirement and to defer federal income tax and, where allowed, state, city and county income tax, on such compensation. Daktronics, Inc. is the Plan administrator and named fiduciary of the Plan with authority to direct the Plan’s trustee. Wells Fargo is the trustee of the Plan.
One of the investment choices in the Plan is the Daktronics Stock Fund through which Plan participants can invest amounts deposited in their Plan accounts in Daktronics common stock. A participant’s investment in the Daktronics Stock Fund is measured in Units. Each Unit represents an interest in shares of our common stock plus a varying amount of short-term liquid investments. To effectuate purchases and sales of Units, Wells Fargo, as the trustee of the Plan, purchases and sells shares of our common stock on the open market at market prices.

Background and Reasons for the Rescission Offer

We are required to register the sale of shares of Daktronics common stock to participants in the Plan through the Plan with the SEC. During the second quarter of fiscal 2018, we discovered that we inadvertently exceeded the number of shares of our common stock registered with the SEC for offer and sale to participants in the Plan. On December 1, 2017, we filed a registration statement on Form S-8 covering the sale of 6,000,000 shares of our common stock included in Units sold through the Plan. Our inadvertent sale of shares of our common stock to participants under the Plan in excess of the number of shares of our common stock registered with the SEC for sale to participants under the Plan may have constituted violations of Section 5 of the Securities Act (which generally requires registration of offers and sales of securities) and may give rise to liability under Section 12 of the Securities Act (which generally provides a rescission remedy for offers and sales of securities in violation of Section 5).
We are making this Rescission Offer with respect to 238,946 unregistered shares of common stock included in the Units sold pursuant to the Plan during the Purchase Period. We are making the Rescission Offer to ensure compliance with the Securities Act and to limit any contingent liability we may have as a result of possible noncompliance with applicable federal registration requirements in connection with the purchase of such shares by participants in the Plan. In determining the beginning and end of the Purchase Period, we selected a date after which no unregistered sales of Units were made under the Plan as the ending date of the Purchase Period, and a date that is 12 months earlier as the beginning date of the Purchase Period. Only Plan participants who acquired Units under the Plan during the Purchase Period are eligible to participate in the Rescission Offer.
Non‑employee members of our Board of Directors are not eligible to participate in the Plan and therefore are not eligible to participate in the Rescission Offer. Our current executive officers who purchased Units pursuant to the Plan during the Purchase Period have informed us that they do not intend to participate in the Rescission Offer.

Effect of the Rescission Offer

If you reject, or fail to timely accept in full, the Rescission Offer in accordance with the terms and conditions set forth in this prospectus and the instructions set forth in the Rescission Offer Acceptance

Form by 4:00 p.m., Central Time, on ______, 2018, which is the Expiration Date, or if you accept the Rescission Offer but we determine that you are not eligible to accept the Rescission Offer under the terms set forth in this prospectus, you will be deemed to have rejected the Rescission Offer, and you will retain ownership of the Units that you own and will not receive any payment for the Units subject to the Rescission Offer. In addition, the sale of the shares of common stock included in the Units that you now own that are subject to the Rescission Offer, for purposes of applicable federal securities law, was registered as of the date of this prospectus.
Generally, the statute of limitations under the Securities Act for enforcement of your federal statutory rescission rights in connection with our failure to register the Daktronics common stock included in the Units is one year commencing on the date the common stock was allocated to your Plan account, but in no event later than three years after the security was bona fide offered to the public. Statutes of limitations under state laws vary by state, with the limitation period under many state statutes not typically beginning until the facts giving rise to the violation are known. Determining when a statute of limitations expires under federal or state law can be a difficult issue, and you should consult with an attorney if you have any questions regarding how federal or state statutes of limitations may apply to any claims you may have or regarding any of your legal rights and remedies before deciding whether to accept or reject the Rescission Offer.
Your acceptance of the Rescission Offer may preclude you from later seeking similar relief, if any is available. We may assert, among other defenses, in any litigation initiated by a person eligible to participate in the Rescission Offer who accepts or rejects (or is deemed to reject) the Rescission Offer that such person is legally barred from asserting such claims as a result of the Rescission Offer. For federal securities law purposes, rejection of or the failure to accept a rescission offer may not terminate an offeree’s right to bring a civil action against the offeror for failure to register securities under the Securities Act before expiration of the applicable statute of limitations. The staff of the SEC takes the position that a person’s federal right of rescission may survive a rescission offer. However, the few federal courts that have addressed this issue in the past have suggested that, at least in certain circumstances, a person who rejects or fails to accept a rescission offer may be precluded from later seeking similar relief. Each person is urged to consider this possibility with respect to our Rescission Offer. Our Rescission Offer is not an admission that we did not comply with applicable federal or state requirements, nor is it a waiver by us of any applicable statute of limitations or any potential defense we may have.
The above discussion relates primarily to your potential rescission rights and does not address the antifraud provisions of federal securities laws or rights under state securities laws, common law or equity. We believe that the sale and issuance of the shares of our common stock included in the Units that are the subject of the Rescission Offer were exempt from registration under state laws. Furthermore, we believe that this Rescission Offer is exempt from registration under state laws and thus need not comply with state laws regulating such offers. However, we do not make any representation as to the compliance of this Rescission Offer with any applicable state law. Under most state laws, acceptance or rejection of rescission offers may preclude offerees from initiating an action against the rescission offeror in connection with the registration of securities that are the subject of the rescission offer.
The sale of the shares of common stock included in the Units that are the subject of this Rescission Offer have now been registered under the Securities Act by virtue of the registration statement of which this prospectus is a part. We believe that these shares may be sold by Plan participants in the ordinary course, subject to restrictions on trading that may be applicable from time to time (for example, Daktronics’ customary “blackout” periods for persons identified as “insiders” of Daktronics).

Terms of the Rescission Offer

If you purchased Units through the Plan during the Purchase Period and have already sold such Units at a loss, you may accept the Rescission Offer with respect to such Units, in which case you will receive an amount equal to the excess of the amount that you paid for the Units less the proceeds of the sale of the Units, less any dividends paid by us with respect to the shares of our common stock included in the Units, plus interest at the rate of 1.0% per year. Interest will be paid on the amount that you originally paid for the Units from the date you purchased the Units until the date you sold the Units. Interest will also be paid on the loss that you realized from your sale of the Units from (but excluding) the date of such sale through the date that payment is made by us.
If you currently hold Units purchased through the Plan during the Purchase Period, you may accept the Rescission Offer with respect to such Units, in which case your Plan account will be credited with any excess of the aggregate amount you paid for the Units over the aggregate value of the Units as of the Expiration Date, less any dividends paid by us with respect to the shares of our common stock included in the Units, plus interest at the rate of 1.0% per year for the period from the date you purchased the Units to the date payment is made by us. If you accept the Rescission Offer, we will repurchase only those Units that you purchased during the Purchase Period and you still hold if they have an aggregate value, as of the Expiration Date, that is less than the aggregate amount you paid for the Units, less any dividends paid by us with respect to the shares of our common stock included in the Units, plus interest.
Units are deemed sold in the order in which you purchased them pursuant to the Plan. In order to determine which Units purchased pursuant to the Plan are eligible for repurchase and which, if any, of such Units were sold at a loss, all Units acquired on your behalf pursuant to the Plan during the Purchase Period will be matched against all sales of Units during or after the Purchase Period by matching the first Unit acquired with the first Unit sold. This principle, commonly called “first-in, first-out,” or “FIFO,” will be used in determining which Units you sold at a loss and which Units you now hold are eligible for repurchase and should be used by you to help determine whether or not you wish to accept the Rescission Offer. An example of the application of the FIFO principle is included in the instructions set forth in the Rescission Offer Acceptance Form that accompanies this prospectus.
We will use an annual interest rate of 1.0%, which is calculated on the basis of the average daily six-month and 12-month Treasury yields in effect at any time during the Purchase Period.
During the Purchase Period, we paid a cash dividend of $0.28 per share to holders of record of our common stock. In addition, on November 30, 2017, our Board of Directors declared a cash dividend of $0.07 per share payable on December 21, 2017 to holders of record on December 11, 2017. The amount and timing of future dividends are determined by our Board of Directors in its sole discretion. Cash dividends paid by us with respect to our shares of common stock included in the Units purchased through the Plan during the Purchase Period are credited to the Daktronics Stock Fund and result in an equivalent increase in the value of the Unit.
The Rescission Offer will expire at 4:00 p.m., Central Time, on _______, 2018, which is the Expiration Date. If we receive a legible and properly signed and completed Rescission Offer Acceptance Form from you on or before the deadline specified in the preceding sentence, we determine that you are eligible to accept the Rescission Offer, and we have not received from you a completed Rescission Offer Withdrawal Form, we expect that any proceeds to which you are entitled will be credited to your Plan account, or a Plan account established for you, on or before __________, 2018.

If you still have a Plan account, whether or not you are an active employee of Daktronics, all proceeds resulting from your acceptance of the Rescission Offer will be credited to your Plan account and invested in accordance with your current deferral investment election as an earnings election. If you do not have current investment elections on file, all proceeds resulting from acceptance of the Rescission Offer will be credited to your Plan account and invested in the Wells Fargo CIT Fund. If you do not have a Plan account, a Plan account will be established for you, and all proceeds to which you are entitled by accepting the Rescission Offer will be credited to your Plan account and invested in the Wells Fargo Target CIT Fund. Distributions will be managed in accordance with the terms of the Plan. The Plan’s distribution rules vary based on your personal circumstances such as your account balance, age and employment status. As a result, you should review the Summary Plan Description for the Plan for more information on your Plan distribution options. No payments in connection with the Rescission Offer will be made to you directly, but will instead be made to your account under the Plan. Payment of proceeds directly to you may result in adverse tax consequences (see “Material U.S. Federal Income Tax Consequences”).
Neither we nor any of our executive officers or directors make any recommendations to any person with respect to our Rescission Offer. We urge you to read this prospectus carefully and to make an independent evaluation with respect to our Rescission Offer. We also urge you to consult with your advisors before accepting or rejecting our Rescission Offer.
As of __________, 201_, the closing sale price of our common stock (as reported on the Nasdaq Global Select Market) was $____ per share. The value of a Unit on such date was $_____.
The table below sets forth the high and low (1) sales price of our common stock for each quarter during fiscal year 2018 (through December 1, 2017), fiscal year 2017 and fiscal year 2016 and (2) the net asset values of the Units for each quarter during fiscal year 2018 (through December 1, 2017), fiscal year 2017 and fiscal year 2016.

	Fiscal Year 2018			Fiscal Year 2017				Fiscal Year 2016
	3rd* Quarter	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter

Common stock sales price per share:
High	$ 10.27	$ 10.76	$ 9.93	$ 10.17	$ 11.00	$ 9.97	$ 8.55	$ 8.72	$ 10.25	$ 12.24	$ 12.23
Low	$ 9.40	$ 9.24	$ 8.94	$ 8.97	$ 8.19	$ 6.45	$ 6.00	$ 6.90	$ 7.37	$ 8.20	$ 10.13
Unit value - Daktronics Stock Fund:
High	$ 7.36	$ 7.70	$ 7.12	$ 7.30	$ 7.87	$ 7.15	$ 6.21	$ 6.33	$ 7.38	$ 8.74	$ 8.74
Low	$ 6.74	$ 6.65	$ 6.44	$ 6.46	$ 5.91	$ 4.73	$ 4.42	$ 5.06	$ 5.40	$ 5.97	$ 7.56

* Through December 1, 2017.

Treatment of Rollover or Distribution of Common Stock of the Company from the Plan

If you purchased Units pursuant to the Plan during the Purchase Period and have rolled over or taken a distribution (or will roll over or take a distribution) in the form of Daktronics common stock from the Plan at any time during or after the Purchase Period but before the Expiration Date, you accept the Rescission Offer, and you still hold some or all of the shares you received through such rollover or distribution, then we will repurchase those shares at the original share value of the shares included in the Units at the time such Units were acquired during the Purchase Period, less any dividends paid by us with respect to such shares, plus interest. Interest at the rate of 1.0% per year will be paid on the original share value for your shares from (but excluding) the date the Units were acquired by you through the date that payment is made by us. However, if the original share value of the shares to be repurchased, less any such dividends, plus applicable interest, would be less than the fair market value of our common stock on the Expiration Date, we will not repurchase the shares because it would not be economically beneficial to you. The repurchase will be made only upon our receipt of either electronic transfer of your shares or your original stock certificate. If your stock certificate has been mutilated, lost, destroyed or stolen, you should promptly notify Wells Fargo Shareholder Services, which is the Company’s transfer agent, at 1-800-468-9716, Monday through Friday (except holidays), between the hours of 7:00 a.m. and 7:00 p.m., Central Time. You will then be directed as to the steps that must be taken in order to replace the certificate.
If you have since sold, at a loss, the shares of our common stock that you received through a rollover or distribution, then we will pay you an amount equal to the difference between the original share value of those shares and the sale price of those shares (as set forth on a broker’s confirmation, monthly statement or other form of proof of loss acceptable to us), less any dividends paid by us with respect to such shares, plus interest. Interest at the rate of 1.0% per year will be paid on the original share value of your shares from (but excluding) the date the Units were acquired by you to the date of sale and on the loss realized from the sale of the shares from (but excluding) the date of sale through the date that payment is made by us. Any payments due to you will only be made after you have delivered proof of the sale of your shares at a loss.
If you rolled over or took a distribution in the form of shares of our common stock from the Plan during the Purchase Period with respect to Units acquired before the Purchase Period, and you still hold some or all of the shares you received through such rollover or distribution, then we will repurchase those shares at their original purchase price on the date of the rollover or distribution, less any dividends paid by us with respect to such shares, plus interest. Interest at the rate of 1.0% per year will be paid on the original purchase price for your shares from (but excluding) the date the shares were rolled over or distributed to you through the date that payment is made by us. However, if the price paid for the shares to be repurchased, less any such dividends, plus interest, would be less than the fair market value of our common stock on the Expiration Date, we will not repurchase the shares because it would not be economically beneficial to you. We will repurchase the shares only upon our receipt of either electronic transfer of your shares or your original stock certificate. If such certificate has been mutilated, lost, destroyed or stolen, you should promptly notify Wells Fargo Shareholder Services, which is the Company’s transfer agent, at 1-800-468-9716, Monday through Friday (except holidays), between the hours of 7:00 a.m. and 7:00 p.m., Central Time. You will then be directed as to the steps that must be taken in order to replace the certificate.
If you have since sold, at a loss, the shares you received through a rollover or distribution, then we will pay you an amount equal to the difference between the original purchase price and the sales price of those shares (as set forth on a broker’s confirmation, monthly statement or other form of proof of loss acceptable to us), less any dividends paid by us with respect to such shares, plus interest. Interest at the rate of 1.0% per year will be paid on the original purchase price for your shares from (but excluding) the date of such rollover or distribution to the date of sale and on the loss realized from the sale of the shares from (but excluding) the date of sale through the date that payment is made by us. Any payments owed hereunder will only be made after you have delivered proof of the sale of your shares at a loss.

If you still have a Plan account, whether or not you are an active employee of Daktronics, all proceeds resulting from your acceptance of the Rescission Offer will be credited to your Plan account and invested in accordance with your current deferral investment election as an earnings election. If you do not have current investment elections on file, all proceeds resulting from acceptance of the Rescission Offer will be credited to your Plan account and invested in the Wells Fargo CIT Fund. If you do not have a Plan account, a Plan account will be established for you, and all proceeds to which you are entitled by accepting the Rescission Offer will be credited to your Plan account and invested in the Wells Fargo Target CIT Fund. Distributions will be managed in accordance with the terms of the Plan. The Plan’s distribution rules vary based on your personal circumstances such as your account balance, age and employment status. As a result, you should review the Summary Plan Description for the Plan for more information on your Plan distribution options. No payments in connection with the Rescission Offer will be made to you directly, but will instead be made to your account under the Plan. Payment of proceeds directly to you may result in adverse tax consequences (see “Material U.S. Federal Income Tax Consequences”).

How to Accept or Reject the Rescission Offer

YOU ARE NOT LEGALLY REQUIRED TO ACCEPT THE RESCISSION OFFER.
How to accept the Rescission Offer
Acceptance of the Rescission Offer is optional. Generally, acceptance of the Rescission Offer is economically beneficial only if you have sold Units purchased during the Purchase Period at a loss or if you currently hold Units purchased during the Purchase Period and the value of the Units on the Expiration Date is less than the aggregate amount that you paid for the Units during the Purchase Period, less any dividends paid by us with respect to the shares of our common stock included in the Units, plus interest.
In order to accept the Rescission Offer, you must properly complete, sign and date the Rescission Offer Acceptance Form which accompanies this prospectus (and a template of which is also included as Appendix A) and return it and any other required documents to us by mail or fax as described below so they are received by us on or before 4:00 p.m., Central Time, on ____, 2018, which is the Expiration Date. Please send your materials to:
Daktronics, Inc.
Attention: Daktronics Benefits Rescission Offer
201 Daktronics Drive
P. O. Box 5128
Brookings, South Dakota 57006
Alternatively, you may fax your Rescission Offer Acceptance Form and any other required documents to 1-605-697-4297.
If you previously directed and caused the rollover or distribution of your shares of Daktronics common stock from the Plan, in order to indicate your acceptance of the Rescission Offer, you must:

•
If you still hold such shares, affix a copy of your stock certificate to the Rescission Offer Acceptance Form or other evidence of your stock ownership acceptable to the Company. If we determine that you are eligible to participate in this Rescission Offer, we will request delivery of either electronic transfer of your shares or your original stock certificate;

•
IF WE REQUIRE RECEIPT OF YOUR ORIGINAL STOCK CERTIFICATE, ALL REGISTERED OWNERS MUST SIGN EITHER THE STOCK CERTIFICATE WITH MEDALLION SIGNATURE GUARANTEE OR A STOCK POWER WITH MEDALLION SIGNATURE GUARANTEE; and

•
If you have sold any such distributed shares at a loss during the Purchase Period, affix your proof of loss on the sale(s) of such shares to the Rescission Offer Acceptance Form (such proof of loss must be in a form acceptable to us, such as a broker’s confirmation or monthly statement).

If any stock certificate representing shares which you desire to tender to the Company for repurchase pursuant to the Rescission Offer has been mutilated, lost, destroyed or stolen, you should promptly notify Wells Fargo Shareholder Services, which is the Company’s transfer agent, at 1-800-468-9716, Monday through Friday (except holidays) between the hours of 7:00 a.m. and 7:00 p.m. Central Time. You will then be directed as to the steps that must be taken in order to replace the certificate. The Rescission Offer Acceptance Form and related documents cannot be processed until the procedures for replacing lost, mutilated, destroyed or stolen certificate(s) have been followed.
The Rescission Offer Acceptance Form must be legible. To properly complete your Rescission Offer Acceptance Form, you must include your Daktronics five-digit employee number on the Rescission Offer Acceptance Form. You should retain a copy of your completed Rescission Offer Acceptance Form and any other required documents for your personal records.
We recommend that you return the Rescission Offer Acceptance Form and any other required documents sufficiently in advance of the Expiration Date to ensure their receipt by us by the deadline specified above. The method for returning the Rescission Offer Acceptance Form and any other required documents is at your option and risk, and delivery will be deemed made only when actually received by us at the address or fax number indicated above. If delivery is by mail, we recommend using registered mail with return receipt requested.
WE MUST RECEIVE YOUR LEGIBLE, SIGNED AND PROPERLY COMPLETED RESCISSION OFFER ACCEPTANCE FORM AND ANY OTHER REQUIRED DOCUMENTS ON OR BEFORE 4:00 P.M., CENTRAL TIME, ON ______________, 2018, WHICH IS THE EXPIRATION DATE. OTHERWISE, YOU WILL BE DEEMED TO HAVE REJECTED THE RESCISSION OFFER.
WE WILL, IN OUR SOLE DISCRETION, DETERMINE WHETHER YOUR RESCISSION OFFER ACCEPTANCE FORM HAS BEEN PROPERLY COMPLETED AND SIGNED AND TIMELY RECEIVED AND WHETHER YOU ARE ELIGIBLE TO ACCEPT THE RESCISSION OFFER.
All determinations with respect to the Rescission Offer Acceptance Form and the Rescission Offer (including issues relating to the timeliness or effectiveness of any election) will be made by us, which determinations shall be final and binding.
If you have questions about how to accept the Rescission Offer, you may contact Daktronics Benefits by calling 1-605-692-0200, Monday through Friday (except holidays), between the hours of 8:00 a.m. and 4:30 p.m., Central Time, or by emailing Benefits@Daktronics.com.
How To Reject the Rescission Offer

You do not need to take any action to reject the Rescission Offer. If you change your decision and want to reject the Rescission Offer after having submitted the Rescission Offer Acceptance Form, however, you must properly complete, sign and date the Rescission Offer Withdrawal Form which accompanies this prospectus (and a template of which is also included as Appendix B) and deliver it so that it is received by us on or before 4:00 p.m., Central Time, on __________, 2018, which is the Expiration Date.
You may return your completed Rescission Offer Withdrawal Form by ordinary, certified or registered mail or via overnight delivery or courier. Please send your materials to:
Daktronics, Inc.
Attention: Daktronics Benefits Rescission Offer
201 Daktronics Drive
P. O. Box 5128
Brookings, South Dakota 57006
Alternatively, you may fax your Rescission Offer Withdrawal Form to 1-605-697-4297.
The Rescission Offer Withdrawal Form must be legible. To properly complete your Rescission Offer Withdrawal Form, you must include your Daktronics five-digit employee number on your Rescission Offer Withdrawal Form. You should retain a copy of your completed Rescission Offer Withdrawal Form for your personal records.
We recommend that you return the Rescission Offer Withdrawal Form sufficiently in advance of the Expiration Date to ensure its receipt by us by the deadline specified above. The method for returning the Rescission Offer Withdrawal Form is at your option and risk, and delivery will be deemed made only when actually received by us at the address or fax number indicated above. If delivery is by mail, we recommend using registered mail with return receipt requested.
IF YOU HAVE PREVIOUSLY ACCEPTED THE RESCISSION OFFER AND YOU CHANGE YOUR ELECTION, WE MUST RECEIVE YOUR LEGIBLE, SIGNED AND PROPERLY COMPLETED RESCISSION OFFER WITHDRAWAL FORM ON OR BEFORE 4:00 P.M., CENTRAL TIME, ON _____, 2018, WHICH IS THE EXPIRATION DATE. OTHERWISE, YOU WILL BE DEEMED TO HAVE ACCEPTED THE RESCISSION OFFER PURSUANT TO YOUR ELECTION ON THE LAST EFFECTIVE RESCISSION OFFER ACCEPTANCE FORM YOU SUBMITTED.
WE WILL, IN OUR SOLE DISCRETION, DETERMINE WHETHER YOUR RESCISSION OFFER WITHDRAWAL FORM HAS BEEN PROPERLY COMPLETED AND TIMELY RECEIVED AND WHETHER YOU ARE ELIGIBLE TO WITHDRAW YOUR ACCEPTANCE OF THE RESCISSION OFFER.
All determinations with respect to the Rescission Offer Withdrawal Form and the Rescission Offer (including issues relating to the timeliness or effectiveness of any election) will be made by us, which determinations shall be final and binding.
If you have questions about how to reject the Rescission Offer, you may contact Daktronics Benefits by calling 1-605-692-0200, Monday through Friday (except holidays), between the hours of 8:00 a.m. and 4:30 p.m., Central Time, or by emailing Benefits@Daktronics.com.
ACCEPTANCE OR REJECTION OF THE RESCISSION OFFER MAY NOT TERMINATE YOUR RIGHT TO BRING A CIVIL ACTION AGAINST US FOR FAILURE TO REGISTER THE

SHARES INCLUDED IN THE UNITS PURCHASED PURSUANT TO THE PLAN UNDER FEDERAL SECURITIES LAWS. HOWEVER, FEDERAL LAW DOES PROVIDE THAT YOU MAY LOSE ANY RESCISSION RIGHTS UNDER FEDERAL SECURITIES LAWS ONE YEAR FROM THE DATE OF PURCHASE OF SUCH SHARES AND THREE YEARS FROM THE DATE SUCH SHARES WERE BONA FIDE OFFERED TO THE PUBLIC.

Funding the Rescission Offer

We have sufficient funds available to pay for the purchase of any shares of common stock included in the Units that may be tendered to us as a result of the Rescission Offer.

Questions about the Rescission Offer

If you have any questions about the Rescission Offer, you may contact Daktronics Benefits by calling 1-605-692-0200, Monday through Friday (except holidays), between the hours of 8:00 a.m. and 4:30 p.m., Central Time, or by emailing Benefits@Daktronics.com.
Information about your Daktronics Stock Fund transaction history is available to you through your online account by logging onto www.wellsfargo.com using your user name and password and viewing your Daktronics common stock “Transaction History” using December 1, 2016 to November 30, 2017 to identify your transactions. If you need further assistance with accessing your account, or if you do not have access to your online account, you may call Wells Fargo at 1-800-728-3123.

Accounting for the Rescission Offer

We intend to account for the Rescission Offer by recording the fair market value of the shares of our common stock included in the Units purchased by us as a charge to treasury stock based on the quoted market price of our common stock at the close of business on the Expiration Date. Any amounts paid by us pursuant to the Rescission Offer in excess of the fair market value of such shares purchased will be recorded as compensation expense in our consolidated statement of income.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion summarizes the material U.S. federal income tax considerations relating to the Rescission Offer. This discussion is based on current law. The following discussion is not exhaustive of all possible tax consequences. It does not give a detailed discussion of any state, local or foreign tax consequences, nor does it discuss all of the aspects of U.S. federal income taxation that may be relevant to you in light of your particular circumstances and applies only if you are an individual citizen or resident of the United States.
You are urged to consult with your own tax advisor regarding the specific consequences to you of the Rescission Offer, including the U.S. federal, state, local, foreign and other tax consequences and the potential changes in applicable tax laws.
Your acceptance or rejection of the Rescission Offer, or the sale of Units pursuant to the Rescission Offer, or the receipt of the specified payment if you had previously sold your Units at a loss, is not considered to be a taxable event before withdrawal or distribution of funds from your Plan account. If you currently have a Plan account, whether or not you are an active employee of Daktronics, your proceeds from the Rescission Offer will be credited to your Plan account and invested in accordance with your current deferral investment election as an earnings election. If you do not have current investment elections on file, your proceeds from the Rescission Offer will be credited to your Plan account and invested in the Wells Fargo CIT Fund. If you do not have a Plan account, a Plan account will be established for you, and all proceeds to which you are entitled by accepting the Rescission Offer will be credited to your Plan account and invested in the Wells Fargo Target CIT Fund. Distributions will be managed in accordance with the terms of the Plan. Upon any later withdrawal or distribution, any gain resulting from the Rescission Offer will generally be taxable to you as ordinary income. An additional 10 percent income tax may be imposed in cases of early withdrawal.
The Plan’s distribution rules vary based on your personal circumstances such as your account balance, age and employment status. As a result, you should review the Summary Plan Description for the Plan for more information on your distribution options. A direct rollover into an individual retirement account or other qualified retirement plan is not considered to be a taxable event. If the proceeds from the Rescission Offer are not rolled over, however, and you receive a distribution from the Plan that includes the proceeds from the Rescission Offer, such distribution (including amounts attributable to the Rescission Offer) will generally be taxable as ordinary income to you as described above. Also, if the amounts are not rolled over into an individual retirement account or other qualified plan, an additional 10 percent income tax may be imposed depending on your age at the time of distribution.
To ensure compliance with U.S. Treasury Department Circular 230, we inform you that the preceding discussion (and any other discussion of U.S. federal tax issues herein) is written in connection with the promotion or marketing of the Rescission Offer and is not intended to be relied upon, and cannot be relied upon) by a participant in such Rescission Offer for the purpose of avoiding penalties that may be imposed under the Internal Revenue Code. Each prospective participant in the Rescission Offer should seek advice based on his or her own particular circumstances from an independent tax advisor.

USE OF PROCEEDS

We will receive no proceeds from the Rescission Offer.

NOTICE OF BLACKOUT PERIOD

This notice is intended to comply with the requirements of Department of Labor Final Regulation Relating to Notice of Blackout Periods to Participants and Beneficiaries, 29 C.F.R. Section 2520, to the extent such requirements apply to the Rescission Offer. Accordingly, this notice is intended to inform affected participants (and beneficiaries) of the Plan of a “blackout period” during which their right to direct or diversify their Plan investments may be temporarily suspended.
If you are being offered the opportunity to participate in this Rescission Offer and you hold Units in the Daktronics Stock Fund in your Plan account on the Expiration Date, all transactions in the Daktronics Stock Fund related to your Plan account will be temporarily suspended. The temporary suspension is called a “blackout period” and applies whether or not you accept the Rescission Offer. The blackout period will begin at 4:00 p.m., Central Time, on __________, 2018 and, if you accept the Rescission Offer, will end on the date that the proceeds from the Rescission Offer are credited to your Plan account, which we expect to occur on or before __________, 2018. If you do not accept the Rescission Offer, the blackout period is expected to end on or before __________, 2018. You will be notified if the blackout period is extended past __________, 2018.
The blackout period is required to ensure smooth processing of the Rescission Offer. All transactions in the Daktronics Stock Fund related to your Plan account will be temporarily suspended. This means:

•	you will be unable to direct or diversify your investments in your Plan account in the Daktronics Stock Fund during the blackout period; and

•
all requests for new loans and distributions (including hardship withdrawals) made during the blackout period which will be derived in whole or in part out of the Daktronics Stock Fund will not be processed and must be resubmitted.

You will need to initiate any requests for new loans or distributions prior to 4:00 p.m., Central Time, on the date the blackout begins for those requests to take effect.
It is important that you review and consider the appropriateness of your current investments in light of your inability to direct or diversify investments in your Plan account during the blackout period. For your long-term retirement security, you should give careful consideration to the importance of a well-balanced and diversified investment portfolio, taking into account all your assets, income and investments. You should be aware that there is a risk to holding substantial portions of your assets in the securities of any one company, such as Daktronics, as individual securities tend to have wider price swings, up and down, in short periods of time, than investments in diversified funds. Our common stock may have a wide price swing during the blackout period resulting in a large loss, and you will not be able to direct the sale of Units from your Plan account during the blackout period.
If you have any questions concerning this notice or the blackout period, including whether the blackout period has ended, you should contact Daktronics Benefits by calling 1-605-692-0200, Monday through Friday (except holidays), 8:00 a.m. to 4:30 p.m., Central Time, or by emailing Benefits@Daktronics.com. Whether or not you are planning retirement in the near future, we encourage you to consider how this blackout period may affect your retirement planning, as well as your overall financial plan.

For additional information and limitations on investments in the Plan and how to direct investment of your Plan account, see the Summary Plan Description for the Plan. To obtain a copy of the Summary Plan Description for the Plan, please contact Daktronics Benefits as described above.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1‑800‑SEC‑0330. In addition, the SEC maintains an Internet site at www.sec.gov from which you can access the information that we have filed electronically with the SEC. The address of the SEC’s website is provided for the information of prospective investors, and the information contained therein is not incorporated by reference in this prospectus. General information about us, including our SEC filings, is available free of charge through our website, www.daktronics.com. However, information on our website is not incorporated by reference into this prospectus or our other SEC filings and is not a part of this prospectus.
This prospectus is part of a registration statement on Form S‑3 that we have filed with the SEC that registers the offer and sale of the securities covered by this prospectus. As permitted by the rules and regulations of the SEC, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits. You may refer to the registration statement and the accompanying exhibits for more information about us and the securities covered by this prospectus. The registration statement and the accompanying exhibits are available at the SEC’s Public Reference Room or through its Internet site.
The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. When we update the information contained in documents that have been incorporated by reference, by making future filings with the SEC, the information incorporated by reference in the accompanying prospectus is considered to be automatically updated and superseded. In other words, in all cases, if you are considering whether to rely on information contained in this prospectus or information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. Information contained in this prospectus supplements, modifies or supersedes, as applicable, the information contained in earlier-dated documents incorporated by reference.
We incorporate by reference the documents listed below (excluding any portions of such documents that may have been “furnished” but not “filed” for purposes of the Exchange Act) and any additional documents we file with the SEC on or after the date of this prospectus under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until the Expiration Date of this Rescission Offer:

•	our Annual Report on Form 10‑K for the fiscal year ended April 29, 2017;

•	our Quarterly Reports on Form 10‑Q for the quarters ended July 29, 2017 and October 28, 2017;

•	our Current Reports on Form 8‑K dated August 30, 2017, September 12, 2017, and December 1, 2017 and our Current Report on Form 8-K/A (Amendment No. 1) dated December 1, 2017; and

•
the description of our common stock set forth in the Company’s Registration Statement on Form S-1 filed on December 3, 1993, including all amendments or reports filed for the purpose of updating such description.

You may request a copy of any of these filings, other than an exhibit to a filing unless we have specifically incorporated that exhibit by reference into the filing, at no cost, by writing or telephoning us at the following address:
Daktronics, Inc.
201 Daktronics Drive
Brookings, South Dakota 57006
Attention: Corporate Secretary
(605) 692-0200

LEGAL MATTERS

The validity of the securities to be offered hereby will be passed upon for us by Winthrop & Weinstine, P.A, Minneapolis, Minnesota.

EXPERTS

The consolidated financial statements of Daktronics, Inc. incorporated by reference in Daktronics, Inc.'s Annual Report (Form 10-K) for the year ended April 29, 2017 (including schedules appearing therein), and the effectiveness of Daktronics Inc.'s internal control over financial reporting as of April 29, 2017 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, incorporated by reference therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Appendix A

RESCISSION OFFER ACCEPTANCE FORM

YOU MAY ELECT TO ACCEPT OR REJECT THE RESCISSION OFFER.
TO REJECT THE RESCISSION OFFER, DO NOT RETURN THIS FORM. YOU DO NOT NEED TO DO ANYTHING TO REJECT THE RESCISSION OFFER.
TO ACCEPT THE RESCISSION OFFER, COMPLETE, SIGN AND RETURN THIS FORM PURSUANT TO THE INSTRUCTIONS SET FORTH BELOW AND ENSURE ITS RECEIPT BY DAKTRONICS, INC. (THE “COMPANY”) BY 4:00 P.M., CENTRAL TIME, ON __________, 2018 (THE “EXPIRATION DATE”).
WE URGE YOU TO CAREFULLY REVIEW THE COMPANY’S PROSPECTUS DATED __________, 201_ (THE “PROSPECTUS”) BEFORE DECIDING WHETHER TO ACCEPT OR REJECT THE RESCISSION OFFER.
Ladies and Gentlemen:
The undersigned acknowledges receipt of the Company’s Prospectus pursuant to which the Company offers to rescind (the “Rescission Offer”) the purchase of shares of the Company’s common stock included in units (the “Units”) in the Daktronics Stock Fund acquired by the undersigned between December 1, 2016 and November 30, 2017 (the “Purchase Period”). The Daktronics Stock Fund is an investment alternative under the Daktronics, Inc. 401(k) Plan (the “Plan”), and Wells Fargo Bank, N.A. (“Wells Fargo”) is the trustee of the Plan. A participant’s investment in the Company’s common stock through the Plan is measured in Units. Each Unit represents an interest in shares of the Company’s common stock plus a varying amount of short-term liquid investments.
Effective as of the Expiration Date, the undersigned hereby accepts the Rescission Offer for all Units purchased by the undersigned during the Purchase Period upon the terms and subject to the conditions set forth in the Prospectus. To the extent that the undersigned continues to hold such Units, the undersigned authorizes the sale of such Units held in the undersigned’s Plan account that are being repurchased effective as of the Expiration Date. If the undersigned has received an in-kind distribution from the Plan in the form of shares of the Company’s common stock and continues to hold such shares, the undersigned authorizes the sale of such shares held in the undersigned’s Plan account that are being repurchased effective as of the Expiration Date.
The undersigned directs the Company to credit all proceeds pursuant to the Rescission Offer to the undersigned’s Plan account for investment or distribution in accordance with the terms of the Prospectus. The undersigned acknowledges that he or she will not be eligible to accept the Rescission Offer with respect to Units purchased by the undersigned during the Purchase Period unless they or the shares of the Company’s common stock distributed to the undersigned from the Plan were sold at a loss or, if the undersigned currently holds the Units or shares, they will have a value on the Expiration Date that is less than the Rescission Offer price.
If the undersigned is a current participant in the Plan, whether or not an active employee of the Company, the undersigned acknowledges that payments to the undersigned pursuant to the Rescission Offer will be credited to the undersigned’s Plan account and invested in accordance with the undersigned’s current deferral investment election as an earnings election. The undersigned further acknowledges that transactions in the Daktronics Stock Fund related to the undersigned’s Plan account will be temporarily suspended during the blackout period that begins at 4:00 p.m., Central Time, on __________, 2018 and is expected to end on or before __________, 2018. Information regarding the exact ending date of the blackout period, once known, will be readily available, without charge, by contacting Daktronics Benefits by calling 1-605-692-0200, Monday through Friday (except holidays), between the hours of 8:00 a.m. and 4:30 p.m., Central Time, or by emailing Benefits@Daktronics.com.
If the undersigned has previously directed and caused a prior distribution of all of his or her investment in the Plan and no longer holds an individual account in the Plan, a Plan account will be created for the undersigned,

Daktronics, Inc.                             Rescission Offer Acceptance Form

Appendix A

and all proceeds to which the undersigned is entitled pursuant to the Rescission Offer will be credited to the account and invested in the Wells Fargo Target CIT Fund that corresponds to your date of birth as indicated by the chart in Appendix C included in the Prospectus.
The undersigned acknowledges that if payments pursuant to the Rescission Offer are not rolled over into an individual retirement account or a qualified retirement plan, and the undersigned receives a distribution from the Plan, such distribution will generally be taxable as ordinary income to the undersigned. The undersigned further acknowledges that an additional 10 percent income tax may be imposed on such distribution depending on the undersigned’s age.
Complete this information only if you received a distribution in shares of the Company’s common stock that were attributable to Units of the Daktronics Stock Fund purchased or received during the Rescission Period. See additional important information on the next page of this Form.
Number of shares still held ________            Number of shares previously sold ________

Name (please print)	Signature

Street Address	Date

City, State and Zip Code of Residence

Telephone Number

Social Security Number or Taxpayer Identification Number

Five-Digit Daktronics, Inc. Employee Number

Daktronics, Inc.                             Rescission Offer Acceptance Form

Appendix A

IMPORTANT INFORMATION IF YOU RECEIVED AN IN‑KIND DISTRIBUTION
OF SHARES OF COMMON STOCK OF THE COMPANY

As part of your acceptance of the Rescission Offer, you also must return a copy of your stock certificate(s) or other evidence of your stock ownership acceptable to the Company for any shares you still hold or return proof of loss on the sale(s) of such shares. Return the following documentation with the Rescission Offer Acceptance Form as described in the Prospectus.

•
For shares you still hold, return a copy of your stock certificate or other evidence of your stock ownership acceptable to the Company with this Rescission Offer Acceptance Form. If we determine that you are eligible to participate in this Rescission Offer, we will request delivery of either an electronic transfer of your shares or your original stock certificate. If we require receipt of your original stock certificate, all registered owners must sign either the stock certificate with a Medallion Signature Guaranty or a stock power with a Medallion Signature Guarantee.

•
For shares you may have sold at a loss, return proof of loss with this Rescission Offer Acceptance Form. Such proof of loss must be in a form acceptable to the Company, such as a broker’s confirmation or monthly statement.

Stock certificates surrendered to the Company must be endorsed or surrendered with an appropriate instrument of transfer (a signed stock power), in either case signed exactly as the name(s) of the registered holder(s) appears on the certificates. Signatures on such certificates or transfer instruments must be guaranteed by a recognized member of the Medallion Signature Guaranty Program or any other “eligible guarantor institution,” as such term is defined in Rule 17Ad‑15 under the Securities Exchange Act of 1934. Medallion Signature Guaranty Program member institutions are typically banks, brokerage firms and other financial services companies.
If any stock certificate that a participant desires to tender to the Company pursuant to the Rescission Offer has been mutilated, lost, destroyed or stolen, the holder should promptly notify Wells Fargo Shareholder Services at 1-800-468-9716, Monday through Friday (except holidays), between the hours of 7:00 a.m. and 7:00 p.m., Central Time. The holder will then be directed as to the steps that must be taken to replace the certificate. The Rescission Offer Acceptance Form cannot be processed until the procedures for replacing mutilated, lost, destroyed or stolen certificate(s) have been followed.

Daktronics, Inc.                             Rescission Offer Acceptance Form

Appendix A

INSTRUCTIONS TO RESCISSION OFFER ACCEPTANCE FORM

1.	Accepting the Rescission Offer: In order to accept the Rescission Offer, you must:

a.
Sign and date the Rescission Offer Acceptance Form and complete the name, address, telephone number, social security number or tax identification number, and five-digit Daktronics, Inc. employee number information above; and

b.
Return the Rescission Offer Acceptance Form and any other required documents to us by mail or fax so that they are received by the Company on or before 4:00 p.m., Central Time, on __________, 2018 (the “Expiration Date”). Please mail your Rescission Offer Acceptance Form and any additional documents to the following address:

Daktronics, Inc.
Daktronics Benefits Rescission Offer
201 Daktronics Drive
P. O. Box 5128
Brookings, South Dakota 57006
Alternatively, you may fax your Rescission Offer Acceptance Form and any other required documents to us at 1-605-697-4297.
The Rescission Offer Acceptance Form must be legible. If you choose to accept the Rescission Offer, the Company recommends that you return the Rescission Offer Acceptance Form and any other required documents sufficiently in advance of the Expiration Date to ensure their receipt by the Company by the deadline specified above. The method for returning the Rescission Offer Acceptance Form and any other required documents is at your option and risk, and delivery will be deemed made only when actually received by the Company at the address or fax number indicated above. If delivery is by mail, the Company recommends using registered mail with return receipt requested.
THE COMPANY MUST RECEIVE YOUR LEGIBLE AND PROPERLY COMPLETED RESCISSION OFFER ACCEPTANCE FORM AND ANY OTHER REQUIRED DOCUMENTS ON OR BEFORE 4:00 P.M., CENTRAL TIME, ON __________, 2018, WHICH IS THE EXPIRATION DATE. OTHERWISE, YOU WILL BE DEEMED TO HAVE REJECTED THE RESCISSION OFFER. THE COMPANY WILL, IN ITS SOLE DISCRETION, DETERMINE WHETHER YOUR RESCISSION OFFER ACCEPTANCE FORM HAS BEEN PROPERLY COMPLETED AND TIMELY RECEIVED AND WHETHER YOU ARE ELIGIBLE TO ACCEPT THE RESCISSION OFFER.
Proceeds will be disbursed to your Plan account within 30 business days after the Expiration Date. You may confirm that the proceeds have been disbursed to your Plan account by viewing your online account history as described under “Questions and Answers about the Rescission Offer - Where can I find information about my purchases and sales of Units?” in the Prospectus.
Questions: All determinations with respect to the Rescission Offer Acceptance Form and the Rescission Offer (including issues relating to the timeliness or effectiveness of any election) will be made by the Company, which determinations shall be final and binding. All questions regarding the Rescission Offer can be directed to Daktronics Benefits by calling 1-605-692-0200, Monday through Friday (except holidays), between the hours of 8:00 a.m. and 4:30 p.m., Central Time, or by emailing Benefits@Daktronics.com.

2.	Applying the FIFO principle to Unit purchases and sales:

In order to follow the First-In, First-Out (FIFO) principle in determining whether Units were sold at a loss and whether you now hold Units eligible for repurchase pursuant to the Rescission Offer, the Company must match up each participant’s purchases of Units purchased through the Plan during the Purchase Period (the “Rescission

Daktronics, Inc.                             Rescission Offer Acceptance Form

Appendix A

Offer Units”) to the sale of such Units. Rescission Offer Units are those purchased from December 1, 2016 through November 30, 2017. An example of a hypothetical FIFO calculation is shown below.
Let’s assume that Smith had 100 Units of the Daktronics Stock Fund at November 1, 2016.
Additionally, Smith has the following transaction history:

Type of Transaction	Date of Transaction	Number of Units Purchased/(Sold)
Sale 1	12/02/2016	(50)
Purchase 1	12/12/2016	20
Sale 2	02/01/2017	(30)
Sale 3	03/15/2017	(40)
Purchase 2	04/02/2017	30
Sale 4	10/30/2017	(10)
In order to follow the FIFO calculation, Smith first identifies the date and number of Units of the first sale of Rescission Offer Units. This is done by chronologically reducing Smith’s opening balance by each sale until that remaining balance is zero. Smith’s calculation looks like this:

	Date	Sales of Pre-Purchase Period Units	Balance of Pre-Purchase Period Units After Transaction	Rescission Offer Unit Purchases	Rescission Offer Unit Sales	Rescission Offer Unit Balance After Transaction
Opening Balance	11/01/2016		100			0
Sale 1	12/02/2016	50	50		0	0
Purchase 1	12/12/2016		50	20		20
Sale 2	02/01/2017	30	20		0	20
Sale 3	03/15/2017	20	0		20	0
Purchase 2	04/02/2017		0	30		30
Sale 4	10/30/2017		0		10	20
Given the data shown in the attached example, Smith would apply the formulas described on the first page of the Rescission Offer Prospectus to those sales that are under the Rescission Offer Unit Sales column. This will determine whether the Units were sold at a loss.
For example, in Smith’s transaction on 03/15/2017, Smith sold 20 Rescission Offer Units that were purchased on 12/12/2016. Suppose that Smith purchased those Units at a Net Asset Value (NAV) of $100, and then sold them at a NAV of $110. In this case, Smith benefited from a gain on the sale, and no Rescission Offer would apply for that transaction. However, if Smith had purchased those Units at a NAV of $100 and sold them at a NAV of $90, then Smith would have sold at a loss. In this case, the Rescission Offer would apply.
Finally, the Company will need to determine for Smith what Rescission Offer Units are still being held. The eligible Units are those Rescission Offer Unit purchases that were not subsequently sold. The aggregate number will be shown in the last row under the Rescission Offer Unit Balance After Transaction column. The Company would then apply the formulas described on the first page of the Rescission Offer Prospectus to those Units to determine if the Rescission Offer is financially beneficial to Smith.
For example, Smith bought 30 Rescission Offer Units on 04/02/2017 and subsequently sold 10 of them on 10/30/2017, leaving 20 Units remaining. These 20 Units are still being held by Smith. Suppose Smith bought these

Daktronics, Inc.                             Rescission Offer Acceptance Form

Appendix A

20 Units at a NAV of $85. With interest for the period from the date Smith purchased the Units (that is, 04/02/2017) to the date payment is made by the Company and with cash dividends paid by the Company with respect to shares of common stock included in these Rescission Offer Units, the NAV per Unit increases to approximately $100. If the final NAV on the Expiration Date is $110, then Smith is holding Rescission Offer Units at a gain, and the Rescission Offer would not apply. If the final NAV on the Expiration Date is $90, then Smith is holding Rescission Offer Units at a loss, and the Rescission Offer would apply.

Daktronics, Inc.                             Rescission Offer Acceptance Form

Appendix B

RESCISSION OFFER WITHDRAWAL FORM
Note: This is Form is to be completed only if you have previously completed and returned a Rescission Offer Acceptance Form, but you no longer want to participate in the Rescission Offer.
YOU MAY ELECT TO ACCEPT OR REJECT THE RESCISSION OFFER. IF YOU WANT TO REJECT THE RESCISSION OFFER AND HAVE NOT COMPLETED AND RETURNED A RESCISSION OFFER ACCEPTANCE FORM, DO NOT RETURN THIS FORM. YOU DO NOT NEED TO DO ANYTHING TO REJECT THE RESCISSION OFFER UNLESS YOU HAVE PREVIOUSLY ACCEPTED THE RESCISSION OFFER BY COMPLETING AND RETURNING A RESCISSION OFFER ACCEPTANCE FORM.
IF YOU HAVE PREVIOUSLY COMPLETED AND RETURNED A RESCISSION OFFER ACCEPTANCE FORM, BUT YOU NO LONGER WANT TO PARTICIPATE IN THE RESCISSION OFFER, YOU MAY REVOKE YOUR ACCEPTANCE. IN ORDER TO REVOKE YOUR ACCEPTANCE, YOU MUST COMPLETE, SIGN AND RETURN THIS FORM PURSUANT TO THE INSTRUCTIONS BELOW AND ENSURE ITS RECEIPT BY DAKTRONICS, INC. (THE “COMPANY”) BY 4:00 P.M., CENTRAL TIME, ON __________, 2018 (THE “EXPIRATION DATE”).
WE URGE YOU TO CAREFULLY REVIEW THE COMPANY’S PROSPECTUS DATED __________, 201_ (THE “PROSPECTUS”) BEFORE DECIDING WHETHER TO ACCEPT OR REJECT THE RESCISSION OFFER.

Ladies and Gentlemen:
The undersigned acknowledges receipt of the Prospectus of the Company pursuant to which the Company offers to rescind (the “Rescission Offer”) the purchase of shares of the Company’s common stock included in units (the “Units”) in the Daktronics Stock Fund acquired by the undersigned between December 1, 2016 through November 30, 2017 (the “Purchase Period”). The Daktronics Stock Fund is an investment alternative under the Daktronics, Inc. 401(k) Plan (the “Plan”), and Wells Fargo Bank, N.A. (“Wells Fargo”) is the trustee of the Plan. A participant’s investment in the Company’s common stock through the Plan is measured in Units. Each Unit represents an interest in shares of the Company’s common stock plus a varying amount of short‑term liquid investments.
Effective as of the Expiration Date, the undersigned hereby revokes acceptance of the Rescission Offer for all Units purchased by the undersigned during the Purchase Period. All of the instructions and covenants set forth in the Rescission Offer Acceptance Form that was previously completed by the undersigned are hereby revoked.
The undersigned further acknowledges that transfers out of the Daktronics Stock Fund related to the undersigned’s Plan account will be temporarily suspended during the blackout period that begins at 4:00 p.m., Central Time, on __________, 2018 and is expected to end on or before __________, 2018. Information regarding the exact ending date of the blackout period, once known, will be readily available, without charge, by contacting Daktronics Benefits by calling 1-605-692-0200, Monday through Friday (except holidays), between the hours of 8:00 a.m. and 4:30 p.m., Central Time, or by emailing Benefits@Daktronics.com.

Daktronics, Inc.                             Rescission Offer Withdrawal Form

Appendix B

Name (please print)	Signature

Street Address	Date

City, State and Zip Code of Residence

Telephone Number

Social Security Number or Taxpayer Identification Number

Five-Digit Daktronics, Inc. Employee Number

Daktronics, Inc.                             Rescission Offer Withdrawal Form

Appendix B

INSTRUCTIONS TO RESCISSION OFFER WITHDRAWAL FORM
Revoking your previous acceptance of the Rescission Offer: If you have previously completed and returned a Rescission Offer Acceptance Form, but you no longer want to participate in the Rescission Offer, you may revoke your acceptance by:

(A)
Signing and dating the Rescission Offer Withdrawal Form and completing the name, address, telephone number, social security number or tax identification number, and your five-digit Daktronics, Inc. employee number information above; and

(B)
Returning the Rescission Offer Withdrawal Form by mail or fax so that it is received by the Company on or before 4:00 p.m., Central Time, on __________, 2018. You may mail your Rescission Offer Withdrawal Form to the following address:

Daktronics, Inc.
Attention: Daktronics Benefits Rescission Offer
201 Daktronics Drive
P. O. Box 5128
Brookings, South Dakota 57006

Alternatively, you may fax your Rescission Offer Withdrawal Form to 1-605-697-4297.
The Rescission Offer Withdrawal Form must be legible. If you choose to revoke your previous acceptance of the Rescission Offer, the Company recommends that you return the Rescission Offer Withdrawal Form sufficiently in advance of the Expiration Date to ensure its receipt by the Company by the deadline specified above. The method for returning the Rescission Offer Withdrawal Form is at your option and risk, and delivery will be deemed made only when actually received by the Company at the address or fax number indicated above. If delivery is by mail, the Company recommends using registered mail with return receipt requested.
IF YOU HAVE PREVIOUSLY ACCEPTED THE RESCISSION OFFER AND YOU CHANGE YOUR ELECTION, THE COMPANY MUST RECEIVE YOUR LEGIBLE AND PROPERLY COMPLETED RESCISSION OFFER WITHDRAWAL FORM ON OR BEFORE 4:00 P.M., CENTRAL TIME, ON __________, 2018, WHICH IS THE EXPIRATION DATE. OTHERWISE, YOU WILL BE DEEMED TO HAVE ACCEPTED THE RESCISSION OFFER PURSUANT TO YOUR ELECTION ON THE LAST EFFECTIVE RESCISSION OFFER ACCEPTANCE FORM YOU SUBMITTED. THE COMPANY WILL, IN ITS SOLE DISCRETION, DETERMINE WHETHER YOUR RESCISSION OFFER WITHDRAWAL FORM HAS BEEN PROPERLY COMPLETED AND TIMELY RECEIVED AND WHETHER YOU ARE ELIGIBLE TO WITHDRAW YOUR ACCEPTANCE OF THE RESCISSION OFFER.
Questions: All determinations with respect to the Rescission Offer Withdrawal Form and the Rescission Offer (including issues relating to the timeliness or effectiveness of any election) will be made by the Company, which determinations shall be final and binding. All questions regarding the Rescission Offer can be directed to Daktronics Benefits by calling 1-605-692-0200, Monday through Friday (except holidays), between the hours of 8:00 a.m. and 4:30 p.m., Central Time, or by emailing Benefits@Daktronics.com.

Daktronics, Inc.                             Rescission Offer Withdrawal Form

Appendix C

Institutional Retirement
and Trust
1525 West WT Harris Blvd.
Charlotte, NC 28262

wellsfargo.com

Subject: Important information about your retirement account

Your retirement plan is a valuable tool to help save for your future. We wanted to take this opportunity to remind you of the plan’s automatic default investment and how to make changes in your account.

Your investment
If you have not made an investment election, your contributions are invested in the Wells Fargo Target Today CIT. The fund you are invested in has been selected for you based on your date of birth and estimated retirement age of 65 as shown in the following table. Information about this target date fund series is enclosed.

If you were born:	Money will be invested in the:
12/31/1942 or earlier	Wells Fargo Target Today CIT F
01/01/1943 - 12/31/1947	Wells Fargo Target 2010 CIT F
01/01/1948 - 12/31/1952	Wells Fargo Target 2015 CIT F
01/01/1953 - 12/31/1957	Wells Fargo Target 2020 CIT F
01/01/1958 - 12/31/1962	Wells Fargo Target 2025 CIT F
01/01/1963 - 12/31/1967	Wells Fargo Target 2030 CIT F
01/01/1968 - 12/31/1972	Wells Fargo Target 2035 CIT F
01/01/1973 - 12/31/1977	Wells Fargo Target 2040 CIT F
01/01/1978 - 12/31/1982	Wells Fargo Target 2045 CIT F
01/01/1983 - 12/31/1987	Wells Fargo Target 2050 CIT F
01/01/1988 - 12/31/1992	Wells Fargo Target 2055 CIT F
01/01/1993 - or later	Wells Fargo Target 2060 CIT F

What is a target date fund?
A target date fund is a practical, easy-to-understand choice for retirement investing. Each fund is diversified across stocks, bonds, and cash equivalents, invested according to the fund’s target date. The target date represents the year you may be considering to begin withdrawing your money. As the target date approaches, the fund slowly becomes more conservative, with less invested in stocks and more in bonds and cash equivalents. While a target date fund offers a convenient investment solution, it’s important to remember that the principal value of the fund is not guaranteed at any time, including at the target date.

How to make changes in your account
You can make changes to your account or investments at any time:

•	You may change your contribution rate - increase, decrease, or stop contributions.

•	You may transfer your balance and future contributions to other plan investment options.

To make changes to your investments, sign on to your account at wellsfargo.com; then:

C-1

Appendix C

•
On your phone, first select your retirement plan name. Then go to the menu button in the upper right corner and choose Manage My Investments. To review more detailed investment information, access your account on a computer.

•	On your computer, first select your retirement plan name. Then go to the Actions & Investments tab at the top of the page and select Change Investments and Elections.

You may also call the Retirement Service Center at 1-800-SAVE-123 (1-800-728-3123). Representatives are available Monday through Friday from 6:00 a.m. to 10:00 p.m. Central Time.

When you access your account online for the first time select Enroll at the top of the page to get started. To enroll by telephone you'll need your Social Security Number (SSN) and your personal identification number (PIN), which is initially the last four digits of your SSN. You’ll be required to change your PIN the first time you call.

C-2

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.    Other Expenses of Issuance and Distribution.
The following is an itemized statement of the expenses expected to be incurred by Daktronics in connection with the Rescission Offer. With the exception of the SEC registration fee, the amounts set forth below are estimates.

SEC registration fee	$321
Accounting fees and expenses	20,000
Printing and mailing fees	6,000
Legal fees and expenses	103,000
Miscellaneous	2,000
Total	$131,321

Item 15.    Indemnification of Directors and Officers.
Article 8 of our Amended and Restated Articles of Incorporation (the “Articles of Incorporation”) and Article VI of our Amended and Restated Bylaws (the “Bylaws”) provide that the Company shall indemnify its officers and directors to the fullest extent authorized or permitted by the South Dakota Business Corporation Act (“SDBCA”). Section 47-1A-851 and Section 47-1A-856(1) of the SDBCA provide that the Company may indemnify its officers and directors against liability incurred in connection with proceedings in which such persons are parties by reason of being an officer or director of the Company if they (1) acted in good faith; (2) reasonably believed: (a) in the case of conduct in an official capacity, that the conduct was in the best interests of the Company, and (b) in all other cases, that the conduct was at least not opposed to the best interests of the Company; and (3) in the case of any criminal proceeding, had no reasonable cause to believe that the conduct was unlawful. This indemnification may be available for any liabilities arising in connection with this offering. In addition, Section 47-1A-856(2)(b) of the SDBCA permits the Company to indemnify an officer of the Company who is a party to a proceeding by reason of being an officer of the Company against liability, except for liability in connection with a proceeding by or in the right of the Company other than for reasonable expenses incurred in connection with the proceeding; liability arising out of conduct that constitutes receipt of a financial benefit to which the officer is not entitled; an intentional infliction of harm on the Company or its shareholders; or an intentional violation of criminal law. Section 47-1A-857 of the SDBCA permits the Company to purchase and maintain insurance on behalf of its officers and directors against any liability which may be asserted against or incurred by such persons in their capacities as officers and directors of the Company, whether or not the Company would have power to indemnify or advance expenses to the person against the same liability under the provisions of the SDBCA.
Article 8 of our Articles of Incorporation and Article VI of our Bylaws also provide that the Company may indemnify other persons, for such expenses and liabilities, in such manner and under such circumstances, as the Board of Directors may determine from time to time.
Section 7.3 of Article 7 of our Articles of Incorporation provides that the liability of our directors to the Company or its shareholders shall be limited to the fullest extent permitted by the SDBCA. Section 47-1A-202.1(4) of the SDBCA permits a corporation to provide in its articles of incorporation that its directors will not be liable to the corporation or its shareholders for monetary damages for any action taken, or any failure to take any action, as directors, except for liability for receipt of a financial benefit by a director to which the director is not entitled; an intentional infliction of harm on the corporation or its shareholders; a violation of Section 47-1A-833 of the SDBCA (relating to a director’s liability for unlawful distributions by a South Dakota corporation); or an intentional violation of criminal law.
Under Section 47-1A-831 of the SDBCA, the Company’s directors are not liable to it or its shareholders for any decision to take or not to take action, or any failure to take any action, as a director, unless the party asserting liability establishes that (1) the indemnification provisions in the Company’s Articles of Incorporation and the SDBCA do not preclude such liability and (2) the challenged conduct consisted or was the result of (a) action not in good faith; (b) a decision (i) which the director did not reasonably believe to be in the Company’s best interests or (ii) as to which the director was not properly informed to an extent the director reasonably believed appropriate in the circumstances; (c) a lack of objectivity due to the director’s familial, financial, or business relationship with, or a lack of independence due to the director’s domination or control by, another person having a material interest in the challenged conduct (i) which relationship or which domination or control could reasonably be expected to have affected the director’s judgment respecting the challenged conduct in a manner adverse to the Company and (ii) after a reasonable expectation to such effect has been established, the director has not established that the challenged conduct was reasonably believed by the director to be in the best interests of the Company; (d) a sustained failure of the director to devote attention to ongoing oversight of the business and affairs of the Company, or a failure to devote timely attention, by making, or causing to be made, appropriate inquiry, when particular facts and circumstances of significant concern materialize that would alert a reasonably attentive director to the need therefor; or (e) receipt of a financial benefit to which the director was not entitled or any other breach of the director’s duties to deal fairly with the Company and its shareholders that is actionable under applicable law.
The Company also maintains insurance on its directors and officers, which covers liabilities under federal securities laws.

Item 16.    Exhibits.
The exhibits to this Registration Statement are listed in the Exhibit Index that follows the signature pages to this Registration Statement, which Exhibit Index is incorporated herein by reference.

Item 17.    Undertakings.
The undersigned registrant hereby undertakes:

(a) (1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person of the registrant in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brookings, State of South Dakota, on December 4, 2017.

Daktronics, Inc.

By: /s/ Sheila M. Anderson
Sheila M. Anderson
Chief Financial Officer

POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Reece A. Kurtenbach and Sheila M. Anderson, each of whom may act individually, as such person’s true and lawful attorney-in-fact and agent with full power of substitution and re-substitution for such person and in such person’s name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated above.

Signature	Title	Date

/s/ Reece A. Kurtenbach	President, Chief Executive Officer and a	December 4, 2017
Reece A. Kurtenbach	Director (Principal Executive Officer)

/s/ Byron J. Anderson	Director	December 4, 2017
Byron J. Anderson

/s/ Robert G. Dutcher	Director	December 4, 2017
Robert G. Dutcher

/s/ Nancy D. Frame	Director	December 4, 2017
Nancy D. Frame

/s/ James B. Morgan	Director	December 4, 2017
James B. Morgan

/s/ John L. Mulligan	Director	December 4, 2017
John L. Mulligan

/s/ Kevin P. McDermott	Director	December 4, 2017
Kevin P. McDermott

/s/ John P. Friel	Director	December 4, 2017
John P. Friel

/s/ Sheila M. Anderson	Chief Financial Officer (Principal Financial	December 4, 2017
Sheila M. Anderson	Officer and Principal Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description
3.1(i)	Amended and Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed on August 30, 2013).
3.2(ii)	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.4 to the Company’s Annual Report on Form 10-K filed on June 12, 2013).
4.1
Form of Stock Certificate evidencing common stock, without par value, of the Company (incorporated by reference to Exhibit 4.1 to the Company’s Amendment No. 1 to Registration Statement on Form S-1 filed on January 12, 1994, Commission File No. 33-72466).

4.2	Rights Agreement by and between the Company and Wells Fargo Bank, N.A., dated as of August 28, 2008 (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-A filed on August 29, 2008).
4.3
Third Amendment to the Daktronics, Inc. 401(k) Plan dated as of December 1, 2016 (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-8 filed on December 1, 2017).

4.4	Second Amendment to the Daktronics, Inc. 401(k) Plan dated as of June 12, 2015 (incorporated by reference to Exhibit 4.4 to the Company’s Registration Statement on Form S-8 filed on December 1, 2017).
4.5
First Amendment to the Daktronics, Inc. 401(k) Plan dated as of October 1, 2014 (incorporated by reference to Exhibit 4.5 to the Company’s Registration Statement on Form S-8 filed on December 1, 2017).

4.6	Daktronics, Inc. 401(k) Plan as restated and amended as of May 1, 2012 (incorporated by reference to Exhibit 4.6 to the Company’s Registration Statement on Form S-8 filed on December 1, 2017).
5.1	Opinion of Winthrop & Weinstine, P.A. (1)
23.1	Consent of Ernst & Young LLP. (1)
24.1	Power of Attorney (included as part of the signature page).
99.1	Form of cover letter to Rescission Offer participants. (1)
99.2	Form of Rescission Offer Acceptance Form (included as Appendix A to the prospectus included in this Registration Statement).
99.3	Form of Rescission Offer Withdrawal Form (included as Appendix B to the prospectus included in this Registration Statement).

Filed herewith.